As filed with the Securities and Exchange Commission on March __, 2005.


                                           Registration Statement No. 333-121321
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                   FORM S-1/A
                          Registration Statement Under
                           the Securities Act of 1933
                                (Amendment No. 3)

                       Green Plains Renewable Energy, Inc.
                    ----------------------------------------
                    (Exact name of registrant in its charter)

             Iowa                          2860                   84-1652107
------------------------------ ----------------------------  -------------------
  (State or jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                   9635 Irvine Bay Court, Las Vegas, NV 89147
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                               Barry A. Ellsworth
                       Chairman of the Board and President
                              9635 Irvine Bay Court
                       Las Vegas, NV 89147 (702) 524-8928
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                Eric L. Robinson
                              BLACKBURN & STOLL, LC
                          257 East 200 South, Suite 800
                     Salt Lake City, UT 84101 (801) 521-7900

       Approximate date of proposed sale to the public: As soon as practicable from time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                     Subject to completion, dated o , 2005.
                       Green Plains Renewable Energy, Inc.
                               an Iowa Corporation

         We are offering up to 3,800,000 shares of our common stock at $10.00 per share. Each share purchased includes a warrant to purchase 1/4 of an additional share of common stock from the Company at a purchase price of $30.00 per share. The warrants may be submitted to us and exercised at any time through December 31, 2007. An investor must purchase a minimum of one thousand (1,000) shares. After making an initial purchase, an investor may purchase incremental shares in blocks of five hundred (500) thereafter.

         The securities are offered on a "minimum/maximum, best efforts" basis directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. However, broker/dealers may participate in the offering. If a broker/dealer chooses to participate, a seven percent (7%) commission may be paid to that broker/dealer for any shares sold by said broker/dealer. You may purchase the shares from our directors or officers by submitting 100% of the total subscription price.

         The proceeds of the offering will be placed and held in an escrow account at The Security National Bank, 601 Pierce Street, Sioux City, Iowa 51101 until at least $29,667,000 in subscriptions, after deduction of selling commissions, are accepted by us from the sale of securities in this offering and The Security National Bank has received written confirmation from us that we have obtained a written letter of commitment from one or more lending institutions to provide us with sufficient construction and start-up financing to carry out our business plan. If we do not receive both the letter of commitment and the minimum proceeds on or before November 29, 2005, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 60 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.

         There is no public market for our common stock or the warrants at this time and no assurance can be given that a public market will ever be established.

         Investing in our securities involves substantial risks. See "Risk Factors" beginning on page 4 for a discussion of certain factors that should be considered by prospective purchasers of our securities.

                            -------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                     This Prospectus is dated _______, 2005

                                TABLE OF CONTENTS


   PROSPECTUS SUMMARY.........................................................1
   RISK FACTORS...............................................................4
   FORWARD-LOOKING STATEMENTS................................................19
   ESTIMATED USE OF PROCEEDS.................................................19
   SOURCE OF THE FUNDS.......................................................20
   DETERMINATION OF OFFERING PRICE...........................................21
   MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED
     STOCKHOLDER MATTERS.....................................................23
   DILUTION..................................................................25
   SELECTED FINANCIAL DATA...................................................26
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS...................................................27
   BUSINESS..................................................................31
   PROPERTY..................................................................54
   MANAGEMENT................................................................54
   EXECUTIVE COMPENSATION....................................................57
   CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS......................57
   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............58
   DESCRIPTION OF SECURITIES.................................................59
   PLAN OF DISTRIBUTION......................................................61
   LEGAL PROCEEDINGS.........................................................64
   LEGAL MATTERS.............................................................64
   LIMITATIONS OF DIRECTORS' AND SHARE HOLDERS' LIABILITY AND
     INDEMNIFICATION.........................................................64
   EXPERTS...................................................................64
   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
     FINANCIAL DISCLOSURE....................................................64
   AVAILABLE INFORMATION.....................................................65
   FINANCIAL STATEMENTS.....................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights some of the information contained elsewhere in this prospectus. We urge your to read the entire prospectus carefully, including the "Risk Factors" section and our financial statements and notes to those statements, before deciding whether or not to buy our common stock Except as otherwise noted, when we refer to "GPRE", "we", "us", "our" or the "Company" this reference is to made with respect to Green Plains Renewable Energy, Inc. .

The Company

         Green Plains Renewable Energy, Inc., an Iowa Corporation, was organized on June 29, 2004 to construct and operate a dry mill, fuel grade ethanol plant ("Plant"). The Plant may be located near the town of Shenandoah, Iowa, elsewhere in Iowa, or in Nebraska, (if the State of Nebraska were to create a tax incentive plan that would make it feasible for us to do so). We have entered into a letter of intent with an ethanol construction and engineering firm, Fagen, Inc., who is expected to work with ICM, Inc. to design and construct our proposed ethanol plant. Fagen, Inc. will be our design-builder and ICM, Inc. is expected to be Fagen, Inc.'s primary engineering subcontractor. The letter of intent is not a binding legal agreement, and until a binding agreement is executed, either party may withdraw at any time without penalty or further obligation. Prospective purchasers or representatives having questions should contact us at (702) 524-8928 or at our business address in Las Vegas, Nevada at:
Green Plains Renewable Energy, Inc. 9635 Irvine Bay Court, Las Vegas, NV 89147, or at our business address in Shenandoah, Iowa: Green Plains Renewable Energy, Inc. 100 South Maple, Shenandoah, Iowa 51601, Phone: (712) 246-2932. Our web address is: www.gpreethanol.com.

The Offering

         We are offering common stock and warrants of Green Plains Renewable Energy, Inc., an Iowa Corporation. As of the date of this prospectus, the common stock presently represents our only outstanding equity security. We intend to use the offering proceeds to pay for a portion of the construction and start-up operational costs of a 50 million gallon per year ethanol plant. We will also need to secure significant debt financing in order to complete the project. Our financing plan therefore contemplates substantial leverage. This is our initial public offering and no public market exists for our common stock.

The Ethanol Industry

         Ethanol is produced by processing corn and/or other biomass. Ethanol is utilized primarily as an "oxygenate," or an additive to gasoline to increase the oxygen level in fuel so the gasoline burns more cleanly. Ethanol is also used to enhance octane in gasoline and as a gasoline extender. The increased use of ethanol is attributable in part to the Federal Clean Air Act Amendments of 1990, which established the federal oxygenated gasoline programs to reduce smog in certain urban areas by requiring the use of oxygenated fuels during the winter months. In addition, under the Clean Air Amendments, ten major U.S. metropolitan areas are required to use oxygenated fuel year-round. Currently, the mandates of the Federal Clean Air Act Amendments of 1990 are being satisfied primarily with ethanol or methyl tertiary butyl ether or "MTBE," which is cheaper than ethanol. However, unlike MTBE, which is petroleum-based, ethanol is biodegradable. MTBE is being phased out or is currently banned in certain states. According to the Energy Information Administration, sixteen states have banned the use of MTBE, due to concerns over groundwater contamination, and other states are proposing bans.

         Due in part to federal and state policies promoting cleaner air and federal and state tax and production incentives, the ethanol industry has grown substantially in recent years. According to the most recent information found on the website of the Renewable Fuels Association, dated January 2005, there are currently 82 producing ethanol plants in the US capable of producing approximately 3.6 billion gallons of ethanol per year. Additionally, 18 new plants are under construction or in various stages of expanding their present capacity. Ultimately, pending federal and state legislation regarding the use of MTBE as an oxygenate, continuation of the clean air standards, and the creation of a national renewable fuels standard may materially affect the ethanol industry and our business.

Our Financing Plan

         Our letter of intent with Fagen, Inc. provides that the proposed Plant will cost no more than $56,619,000. We expect that expenses incidental to construction and start-up will cost approximately an additional $19,290,000. Total costs to build the Plant are expected to be approximately $75,909,000. We intend to raise a minimum of $29,667,000 in proceeds after deduction of selling commissions in this offering. We anticipate that our lender(s) will require us to contribute 45% of the capital needed to fund the construction and operation of the Plant, or $34,159,050, before it will issue a loan to us. We expect to realize a savings by selling all or a portion of the offering ourselves. We anticipate using Tax Increment Financing (TIF) for approximately $3,925,000 of the needed equity, and we have raised $637,500 in seed capital that we anticipate will be counted as equity also by the lending institution. We also intend to seek a variety of state and federal grants. However, we are unsure at this time what dollar amounts of any such grants we may qualify for, if any. If we cannot obtain grants of any kind, we will seek the remaining balance of approximately $41,679,500 in debt. If all 3,800,000 shares of common stock are issued for $10.00 each, approximately $36,006,500 will be sought in term debt from banks. If less than the maximum number of common shares are sold, the amount of the debt will be raised proportionately to achieve the approximately $75,909,000 funding of equity and term debt for a 50 million gallon plant. We may also seek third party credit providers to provide subordinated debt sufficient to raise the necessary capital for the construction and initial operating and maintenance costs of the project. Although such subordinated debt holders would have rights inferior to those of the senior lenders in the event of liquidation, their rights would be superior to our stockholders, including investors in this offering. Because the exact amount of equity to be raised cannot be known at this time, we cannot yet know the amount of total debt required to finance our project. If we do not raise at least $29,667,000, after payment of selling commission, in this offering, the offering will fail. We presently have no contracts or commitments with any bank, lender or financial institution for this debt financing, but we will not close on this offering until at least $29,667,000 in subscriptions, after deduction of selling commissions, are accepted by us from the sale of securities in this offering and The Security National Bank has received written confirmation from us that we have obtained a written letter of commitment from one or more lending institutions to provide us with sufficient construction and start-up financing to carry out our business plan. If we do not receive both the letter of commitment and the minimum proceeds on or before November 29, 2005, your investment will be promptly returned to you without interest and without any deductions. There are no assurances that we will be able to obtain the necessary debt financing or other financing referred to in this section.

Suitability of Investors

         Investing in our common stock is highly speculative and very risky. Our common stock is suitable only as a long-term investment and only if you can sustain a complete loss of your investment in us. Our common stock is suitable only for persons of adequate financial means. Given the risks of this investment, we will require anyone purchasing securities in this offering in any state in which these securities are registered, other than California, to have an annual, gross income of at least $45,000 and a net worth of at least $45,000, or, in the alternative, a net worth of at least $150,000. In calculating net worth, an investor may not include equity in his or her home, auto, and furnishings. Investors intending to purchase shares as joint tenants, may combine their annual salaries and net worth. If such investors' combined annual salaries are at least $45,000 and their combined net worth is at least $45,000, or, in the alternative, their combined net worth is at least $150,000, they will meet our suitability requirements. Residents of California that wish to purchase securities in this offering must have a minimum, gross income of $65,000 and a minimum, net worth of $250,000, exclusive of any equity they may have in their home, auto, and furnishings, or in the alternative, a minimum, net worth of $500,000.

         If we are successful with this offering, we intend, with the assistance of a broker dealer, to seek a listing on a stock exchange or on the NASDAQ stock market to establish a public market for our common stock. However, we have no arrangement with any broker dealer with respect to such a listing, there can be no assurance that we will meet the listing standards imposed by any such stock exchange or NASDAQ and no assurance can be given that a public market will be established at that time.

Subscription Procedures

         To invest, you must complete the Subscription Agreement included as
Exhibit 99.1 to this prospectus. You must also provide a check payable to "The Security National Bank, Escrow Agent for "GPRE, INC." as Escrow Agent for Green

Plains Renewable Energy, Inc., for the total amount due. In the Subscription Agreement, you will make representations to us concerning, among other things, that you have received and had the opportunity to read this prospectus and any supplements. The Subscription Agreement also requires information about the nature of the ownership of the common stock, state of residence, and taxpayer identification or social security number. Our board of directors reserves the right to reject any subscription. If we reject a subscription, we will return the subscription funds without interest. We do not intend to consider any Subscription Agreements for acceptance or rejection until after the minimum amount of $29,667,000 in proceeds, after deduction of offering commissions, has been deposited into escrow. Therefore, your investment may not be accepted or returned to you until after November 29, 2005.

                                  RISK FACTORS

         The purchase of our common stock involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the securities should carefully consider the Risk Factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the securities. Investors should understand that there is a possibility that they could loose their entire investment in us.

Risks Related to the Offering

We are not experienced in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of the offering.

         This offering is made on a "best efforts" basis. We have no underwriter or placement agent for the offering, and there can be no assurance that the offering will be successful. We plan to offer the securities directly to investors. However, broker/dealers may participate in the offering. If a broker/dealer chooses to participate, a seven percent (7%) commission will be paid to any broker/dealer for any shares sold by said broker/dealer. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. Some of these individuals have no experience in raising capital for such projects and have never been involved in a public offering of securities. There can be no assurance that our directors will be successful in seeking investors for the offering.

We may not satisfy the conditions to close on this offering.

         We cannot close the offering until at least $29,667,000 in subscriptions, after deduction of selling commissions, are accepted by us from the sale of securities in this offering and The Security National Bank has received written confirmation from us that we have obtained a written letter of commitment from one or more lending institutions to provide us with sufficient construction and start-up financing to carry out our business plan. If we do not receive both the letter of commitment and the minimum proceeds on or before November 29, 2005, your investment will be promptly returned to you without interest and without any deductions. Moreover, we plan to offer the common stock for sale in only a limited number of states which may further increase the risk that the offering will fail.

The sale of the specified minimum is not designed to indicate that an investor's investment decision is shared by other unaffiliated investors.

         Common stock may be purchased by directors, officers and other affiliates of the Company. However, any Shares purchased by our officers, directors and other affiliates in this Offering will be purchased for investments purposes only. All of our officers and directors have previously committed capital to the Company as founders or seed capital investors and currently own shares in the Company. However, certain of our officers and directors have indicated to Barry Ellsworth, the President of Green Plains Renewable Energy, Inc. that they intend to purchase additional shares in this Offering. Robert Vavra has indicated that he intends to purchase 5,000 shares; Gary Thien has indicated that he intends to purchase up to 5000 shares for his own account and 2,000 additional shares for a family trust; Brent Lorimor has indicated that he intends to purchase 2,000 shares; Dave Hart has indicated that he intends to purchase 5,000 shares; and Steve Nicholson has indicated that he intends to purchase 10,000 shares. This does not mean that any of our directors are obligated to purchase these amounts or any amounts, nor are they restricted from purchasing greater or lesser amounts. Further, Mr. Ron Fagen, the President and CEO of Fagen Inc. who will build our Plant, has indicated to our President that Fagen Inc. intends to purchase 200,000 shares of the common stock being offered herewith. There are no written or binding commitments with respect to the acquisition of securities by these parties and there can be no assurance as to the amount, if any, of securities these parties will acquire in the offering. Sales to directors, officers and other affiliates will be counted toward meeting the minimum offering amount. Investors should not expect that the sale of common stock to reach the specified minimum, or in excess of that minimum, indicates that such sales have been made to investors who have no financial or other interest in the offering, or who otherwise are exercising independent judgment. The sale of the specified minimum, while necessary to the business operations of the Company, is not designed as a protection to investors, to indicate that their investment decision is shared by other unaffiliated investors. Each investor must make his own investment decision as to the merits of this offering.

Risks Related to the Common Stock

We plan to construct the Plant by means of substantial leverage of equity, resulting in substantial debt service requirements that could reduce the value of your investment.

         Upon completion of the Plant, we anticipate that our total term debt obligations will be approximately $36,006,500 assuming that all 3,800,000 common shares are issued at $10.00 per share. As a result, our capital structure will be highly leveraged. If we raise only the minimum $29,667,000 in proceeds from the sale of common stock, this would increase our anticipated term debt obligations to up to $41,679,500. Our debt load and service requirements could have important consequences which could reduce the value of your investment, including:

         o Limiting our ability to borrow additional amounts for operating capital and other purposes or creating a situation in which such ability to borrow may be available on terms that are not favorable to us;

         o Reducing funds available for operations and distributions because a substantial portion of our cash flow will be used to pay interest and principal on our debt;

         o Making us vulnerable to increases in prevailing interest rates;

         o Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

         o Subjecting all, or substantially all of our assets to liens, which means that there will be virtually no assets left for stockholders in the event of a liquidation; and,

         o Limiting our ability to adjust to changing market conditions, which could increase our vulnerability to a downturn in our business or general economic conditions.

         In the event that we are unable to pay our debt service obligations, we could be forced to: (a) reduce or eliminate dividends to stockholders, if they were to commence or (b) reduce or eliminated needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of its debt. In the event that we are unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our business would be adversely affected and we may be forced to liquidate, and you could lose your entire investment.

There is currently no established public trading market for our common stock and your investment may be illiquid for an indefinite amount of time.

         There can be no assurance that an active, public trading market will ever develop even if we are successful with this offering. There can be no assurance that our stock will be accepted for listing or trading any exchange or the NASDAQ market.

Lenders may require us to abide by restrictive loan covenants that may hinder our ability to operate and reduce our profitability.

         We anticipate that the loan agreements governing our secured debt financing will contain a number of restrictive affirmative and negative covenants. These covenants may limit our ability to, among other things:

         o Incur additional indebtedness;

         o Make capital expenditures in excess of prescribed thresholds;

         o Pay dividends to stockholders;

         o Make various investments;

         o Create liens on our assets;

         o Utilize the proceeds of asset sales; or,

         o Merge or consolidate or dispose of all or substantially all of our assets.

         We also will likely be required to maintain specified financial ratios, including minimum cash flow coverage, minimum working capital and minimum net worth. We also will likely be required to utilize a portion of any excess cash flow generated by operations to prepay our term debt. A breach of any of these covenants or requirements could result in a default under our debt agreements. If we default, and if such default is not cured or waived, a lender could, among other remedies, accelerate our debt and declare that such debt is immediately due and payable. If this occurs, we may not be able to repay such debt or borrow sufficient funds to refinance. Even if new financing is available, it may not be on terms that are acceptable. Such an occurrence could cause us to cease building the Plant, or if the Plant is constructed, such an occurrence could cause us to cease operations. No assurance can be given that our future operating results will be sufficient to achieve compliance with such covenants and requirements, or in the event of a default, to remedy such default.

         The offering price was determined arbitrarily and was not based on customary valuation methods.

         The offering price for the securities was determined arbitrarily by our board of directors, without any consultation with third parties. There is no underwriter for the offering or for establishing an offering price. The offering price of the securities is not, therefore, based on customary valuation or pricing techniques for new issuances.

The common stock will be diluted in value and will be subject to further dilution in value.

         We have issued a total of 765,000 shares of common stock to our founders and to seed capital investors. Initially, 550,000 shares of common stock were sold to our two founding stockholders at $0.25 per share. We then issued an additional 215,000 shares were sold to seed capital investors at a price of $2.50 per share. Securities are being offered to investors with this offering at significantly higher prices. The issuance of the founding and seed capital shares is dilutive to the common stock offered in this offering. If the minimum amount of stock were to be sold in this offering, the current shareholders' ownership of the Company would be reduced to 19.3%, while, collectively, new investors would own 80.7%. New investors in this offering would experience an immediate dilution of 32% to their investment. If the maximum amount of stock were to be sold in this offering, the current shareholders' ownership in the Company would be reduced to 16.8%, while, collectively, new investors would own 83.2%. In this scenario, investors in this offering would experience an immediate dilution to their investment of 29%. In addition, if for any reason we are required in the future to raise additional equity capital, and if such equity capital is raised at a lesser price or on more favorable terms than those in this offering, investors in this offering will suffer further dilution to their investment. There is no assurance that further dilution will not occur in the future.

Risks Related to the Company

We have no operating history and our management has no material experience in the ethanol industry.

         We were recently formed and have no history of operations. Our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise. We do not have material experience in the ethanol industry. There is no assurance that we will be successful in completing this offering, in securing additional debt financing, and/or in our efforts to build and operate the Plant. Even if we successfully meet all of these objectives and begin operations at the Plant, there is no assurance that we will be able to market the ethanol produced or operate the Plant profitably.

We may not be able to manage our start-up period effectively.

         We anticipate a period of significant growth, involving the construction and start-up of operations of the Plant and the hiring of our employees. This period of growth and the start-up of the Plant are likely to be a substantial challenge to us. We have limited financial and human resources. We will need to implement operational, financial and management systems and to recruit, train, motivate and manage our employees. We operate in an area of low unemployment. Though we believe that we can manage start-up effectively and properly staff our operations, there is no assurance that this will occur, and any failure by us to manage our start-up effectively could have a material adverse effect on us, our financial condition, cash flows, results of operations and our ability to execute our business plan.

If our cash flow from operations is not sufficient to service our anticipated debts, then the business may fail and you may lose your entire investment.

         Our ability to repay our anticipated debt will depend on our financial and operating performance and on our ability to successfully implement our business strategy. We cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. Our financial and operational performance depends on numerous factors including prevailing economic conditions and certain financial, business and other factors beyond our control. Our cash flows and capital resources may be insufficient to repay our anticipated debt obligations. If we cannot pay our debt service, we may be forced to reduce or delay capital expenditures, sell assets, restructure our indebtedness or seek additional capital. If we are unable to restructure our indebtedness or raise funds through sales of assets, equity or otherwise, our ability to operate could be harmed and the value of your common stock could decline.

         Any institution lending funds to us, whether through a leasing arrangement or direct loans, will take a security interest in our assets, including the property and the Plant. If we fail to make our debt financing payments, the lender will have the right to repossess the secured assets, including the property and the Plant, in addition to other remedies. Such action would end our ability to continue operations. If we fail to make our financing payments and we cease operations, your rights as a holder of common stock are inferior to the rights of our creditors. We may not have sufficient assets to make any payments to you after we pay our creditors.

No Assurance of Equity Financing

         Based on our business plan and current construction cost estimates, we believe we will need to raise approximately $75,909,000 in total funding to construct the Plant and finance the start-up of our operations. We believe that we must raise approximately $29,667,000 in proceeds in this offering after deduction of selling commissions in order to obtain debt financing sufficient to complete our business plan. This offering is being made on a "best efforts" basis by us, and there is no assurance that the offering will be successful. If the offering is not successful, we will return the investors' investment from escrow.

A necessary part of our plan of operations is the receipt of significant debt funding, of which there can be no assurance.

         Assuming that the maximum offering is sold in this offering, we will seek to secure approximately $36,006,500 in senior long term debt from one or more commercial banks or other lenders to complete its financing. If less than the maximum offering is sold, we anticipate that the amount of the debt will be raised proportionately to achieve the approximately 45% equity, 55% debt ratio that is expected to be needed to borrow the term debt necessary to fund the project. Because the amount of equity raised is not known at this time, the amount and nature of total debt is also not known.

         We have no contracts or commitments with any bank, lender or financial institution for this debt financing, but we will not close on this offering until at least $29,667,000 in subscriptions, after deduction of selling commissions, are accepted by us from the sale of securities in this offering and The Security National Bank has received written confirmation from us that we have obtained a written letter of commitment from one or more lending institutions to provide us with sufficient construction and start-up financing to carry out our business plan. We have initiated discussions with potential lenders regarding debt financing, but have not received any commitment for such financing. There is no assurance that such commitment will be received, or if it is received, that it will be on anticipated terms or terms that are otherwise acceptable to us. If debt financing on acceptable terms is unavailable for any reason, we will be forced to abandon our business plan and will return the investors' investments from escrow.

Our business success is dependent on unproven management.

         We are presently, and are likely for some time to continue to be, dependent upon our current management who were also the founding stockholders. We presently have no employees, and our founders and initial directors will therefore be instrumental to our success. We currently have eight directors. Our two founding stockholders and initial directors live in Nevada and Utah. Since inception, six other directors have been added to our board. Four of those directors live in Iowa, a seventh lives in Nevada, and an eighth in Utah. These individuals are experienced in business generally, and some have experience in raising capital, in governing and operating companies, but none of them have any experience in organizing, building and operating an ethanol plant. It is possible that one or more of our founding stockholders and/or initial directors may later become unable to serve, and we may be unable to recruit and retain suitable replacements. Our dependence on our founding stockholders and initial directors may have a material adverse impact upon our operations, our cash flows and overall financial performance.

         Our board of directors will have the exclusive right to make all decisions with respect to the management and operation of our business and our affairs. Investors will have no right to participate in the decisions of our board of directors or in the management of the Plant. Investors will only be permitted to vote in a limited number of circumstances. Accordingly, no person should purchase securities unless such person is willing to entrust all aspects of our management to the board of directors. We are presently managed by our board of directors. However, none of the directors have expertise in the ethanol industry. In addition, all members of our board of directors are presently engaged in business and other activities outside of and in addition to our business. These other activities all impose substantial demand on the time and attention of such directors.

         We anticipate hiring a manager for the Plant with experience in the ethanol industry and a production plant similar to our proposed Plant. However, there is no assurance that we will be successful in attracting or retaining such an individual because of a limited number of individuals with expertise in the area and a competitive market with many new plants being constructed. Furthermore, we may have difficulty in attracting other competent personnel to relocate to Shenandoah, Iowa, in the event that such personnel are not available locally. We might face the same problems elsewhere in Iowa, or in Nebraska, if we were to build the plant in another location. Our failure to attract and retain such individuals would likely have a material adverse effect on our operations, cash flows and financial performance.

We have a history of losses and may never become profitable.

        For the period from our formation on June 29, 2004 through November 30, 2004, we incurred an accumulated net loss of $49,995. We believe we will continue to incur significant losses from this time forward until we are able to secure financing and successfully complete construction and commence operations of the Plant. There is no assurance that we will be successful in completing this Offering, in securing additional financing and/or in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.

We will be dependent on Fagen, Inc. for expertise in the commencement of operation in the ethanol industry and any loss of this relationship could result in diminished returns or the loss of your investment.

         We are dependent on our relationship with Fagen, Inc., and its employees. Specifically, we are dependent upon the Fagen, Inc. employees Mr. Roland "Ron" Fagen and Mr. Wayne Mitchell. Mr. Fagen and Mr. Mitchell have considerable experience in the construction, start-up and operation of ethanol plants. Any loss of our relationship with Fagen, Inc., Mr. Fagen, or Mr. Mitchell, particularly during the construction and start-up period for the Plant, may have a material adverse impact on our operations, cash flows and financial performance. Furthermore, we do not have a binding contract with Fagen, Inc., but only a letter of intent. There are no assurances that Fagen, Inc. will enter into a binding contract.

Risks Related to Construction of the Plant

We will depend on key suppliers, whose failure to perform could hinder our ability to operate profitably and decrease the value of your investment.

         We are highly dependent upon Fagen, Inc. and ICM, Inc. to design and build the Plant, but have no definitive binding agreement with either entity. We have entered into a non-binding letter of intent with Fagen, Inc. for various design and construction services. Fagen, Inc. has indicated its intention to deliver to us a proposed Design-Build Contract, in which Fagen, Inc. will serve as our general contractor and will engage ICM, Inc. to provide design and engineering services. We anticipate that we will execute a definitive binding Design-Build Contract with Fagen, Inc. to construct the Plant. However, there is no assurance that such an agreement will be executed.

         Even if a definitive binding agreement with Fagen, Inc. was executed, there are general risks and potential delays associated with such a project, including, but not limited to, fire, weather, permitting issues, and delays in the provision of materials or labor to the construction site. Any significant delay in the planned completion date may have a material adverse effect on our operations, cash flows and financial performance.

         If we were not to execute a definitive, binding Design-Build Contract with Fagen, Inc., or if Fagen, Inc. were to terminate its relationship with us after construction was initiated, there is no assurance that we would be able to obtain a replacement general contractor. Any such event would likely have a material adverse affect on our operations, cash flows and financial performance.

         We anticipate that the agreement with Fagen, Inc. will contain a number of provisions that are favorable to Fagen, Inc. and unfavorable to us. The agreement could also include a liquidated damages or consequential damages provision. This would benefit us, but it could result in an early completion bonus clause for Fagen, Inc. Although no such provisions have been discussed, if such a provision is ultimately agreed upon, our payment of an early completion bonus could substantially reduce our net cash flows and financial performance during the periods of the payment of such bonus.

We will depend on Fagen, Inc. for timely completion of our plant and training of personnel, but Fagen, Inc.'s involvement in other projects could delay the commencement of our operations and further delay our ability to commence operations.

         We believe Fagen, Inc. is negotiating with other parties to begin construction with other ethanol plants in 2005. If Fagen, Inc. has entered into other Design-Build contracts with liquidated damage or consequential damage clauses with other plants, there could be substantial risk to our project. For example, if Fagen, Inc. is under pressure to complete another project in order to avoid the operation of such a clause or is already operating under such a clause, Fagen, Inc. may prioritize the completion of these other plants ahead of our Plant. As a result, our ability to sell ethanol products would be delayed having a material adverse effect upon our operations, cash flows, and financial performance.

         We are also highly dependent upon Fagen, Inc.'s and ICM, Inc.'s experience and ability to train our personnel in operating the Plant. If the Plant is built and does not operate to the level anticipated by us in our business plan, we will rely on Fagen, Inc. and ICM, Inc. to adequately address such deficiency. There is no assurance that Fagen, Inc. and/or ICM, Inc. will be able to address such deficiency in an acceptable manner. Failure to do so could have a material adverse affect on our operations, cash flows and financial performance.

Construction delays could result in a delay in our commencement of operations and generation of revenue, if any.

         We expect that it will be an estimated twelve to sixteen months after we close on this offering before we begin operation of the proposed Plant. Construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project, could cause construction and operation delays. If it takes longer to raise the financing, obtain necessary permits or construct the Plant than we anticipate, it would delay our ability to generate revenues and make it difficult for us to meet our debt service obligations. This could reduce the value of our common stock and could negatively affect our ability to execute our plan of operation.

If there are defects in Plant construction it may negatively affect our ability to operate the Plant.

         There is no assurance that defects in materials and/or workmanship in the Plant will not occur. Under the terms of the anticipated Design-Build Contract, Fagen, Inc. would warrant that the material and equipment furnished to build the Plant would be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Though the Design-Build Contract is anticipated to require Fagen, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the Plant, material defects in material or workmanship may still occur. Such defects could cause us to delay the commencement of operations of the Plant, or, if such defects are discovered after operations have commenced, to halt or discontinue the Plant's operation. Any such event may have a material adverse effect on our operations, cash flows and financial performance.

If the preliminary plant site identified in Shenandoah, Iowa is not viable, it could result in substantial delays and costs.

         We have preliminarily selected a site for construction of the Plant near or in Shenandoah, Iowa. However, we may locate the Plant elsewhere in Iowa or in Nebraska. Although, after choosing the final site, the site will be tested prior to commencing construction, there can be no assurance that we will not encounter hazardous conditions at the site. We are relying on Fagen, Inc. to determine the adequacy of the site for construction of the Plant. We may encounter hazardous conditions at the site that may delay the construction of the Plant. Fagen, Inc. is not responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the Plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that Fagen, Inc. will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction, such event may have a material adverse effect on our operations, cash flows and financial performance.

         The site in Shenandoah, Iowa is situated near the city's airport. Therefore, we applied to the FAA (Federal Aviation Administration) to receive approval to build the plant in this location. On advice from the city engineer in Shenandoah, we applied for a high limit of one hundred fifty feet (150'). The FAA informed us on January 6, 2005 that we can build the plant at the Shenandoah site as long as we do not exceed a height of one hundred and fifty feet (150') with our tallest structure, which will be the grain lift between the two grain storage silos. The optimal height for this structure would be one hundred sixty five feet (165'). However, in conversations with individuals at Fagen, Inc., we have been assured that we can redesign the Plant to function at a maximum height of 150'. Therefore, we can proceed at the Shenandoah site with the FAA clearance that we have been given. However, we have reapplied to the FAA in an attempt to get clearance to build at the optimal height of 165'. The city engineer in Shenandoah as indicated to us that he believes we will be able to get approval to build at a height of 165', but we may be asked to add additional lighting to the grain lift to do so. If approval from the FAA is not received to build the Plant at the optimal height of 165', we will simply redesign this part of the Plant and build the grain lift to a maximum height of 150' and then use a system of conveyor belts to move the grain as needed, or lower the height of the silos, while at the same time, widening them to maintain the same grain capacity, so we can still gravity flow the grain from the grain lift to the silos.

         We contracted with Mr. Marty Ruikka of PRX - The ProExporters Network to conduct a feasibility study of the proposed Plant site in Shenandoah, as well as two other possible sites. Since contracting with Mr. Ruikka the proposed site in Nebraska has signed a letter of intent to have an ethanol plant built with another company. Therefore, we will no longer consider that site as an option. On January 4, 2005, Mr. Ruikka completed his study and presented it to the Board of Green Plains Renewable Energy, Inc. The findings of his study are important to the Company because they will be required by the lending institutions before we will be able to borrow the needed debt-financing. Mr. Ruikka's study assessed such things as the availability of corn in the area and its historical pricing, the availability of water, rail, electricity, natural gas, etc. Mr. Ruikka's study found that the proposed site Shenandoah was not deficient in any way, except for the need for adequate rail service. However, he indicated that our tentative agreement with the Burlington Northern and Santa Fe Railway Company
(BNSF) would remedy this problem. Therefore, he has indicated to us that he believes the lending institutions would be willing to loan us the money needed to complete the Plant at Shenandoah, if we are successful with this Offering, and can obtain a written agreement with BNSF concerning the needed upgrades to the rail spur running from Red Oak, Iowa to Shenandoah, Iowa.

Any delay or unanticipated cost in providing rail service infrastructure to the Plant could significantly impede our ability to successfully operate the Plan.

         Rail service is available in Shenandoah, Iowa. The site lies adjacent to the lines of the Burlington Northern Railroad (BNSF). However, as mentioned above, the spur on which the plant will be located needs to be upgraded to meet HAZMAT (Hazardous Materials) standards. Approximately 18 miles of the spur will need to be upgraded. The cost to upgrade the rail will be approximately 3.5 million dollars. After discussions, it is anticipated that GPRE and three other companies that currently use the rail in the area of Shenandoah will put up sufficient funds to pay for those upgrades. BNSF has agreed, verbally in meetings we have held with BNSF, and in emails to upgrade the rail within a year after receiving the funds from the users of the rail, and then to pay the users of the rail back for supplying those funds over a five to eight year period based on rail usage and railcar rebates. These talks are progressing and we are very close to having a final contractual document that both sides can agree to. However, no assurance can be given at this time that the rail extension will be funded by other users, that BNSF will perform the needed upgrades in a timely fashion, or that we will be able to negotiate a final contract with BNSF to upgrade the rail. If we are not able to come to an agreement with BNSF to upgrade the rail, or they could not upgrade the track in a timely fashion, we may have to move the Plant to another location. If we do come to an agreement with BNSF to upgrade the rail, but a delay were to occur in the upgrading of the spur, it would hinder our ability to market our ethanol and distillers grains and could cost a significant amount of time and money.

         No matter where we decide to locate the Plant, we will need to establish a rail spur from the main line and lay more track for railcar storage at the Plant. In order to have rail service for the Plant, a rail siding to accommodate at least 35 rail cars of approximately 5,800 feet will need to be added to the site. The estimated cost of such rail siding is approximately $1,250,000 to $1,800,000. We will need to negotiate with the nearest railroad or with another third party to provide this rail at the Plant. There is no assurance that an acceptable agreement will be reached with a railroad or other third party to do this, or on acceptable terms. Failure to reach such an agreement would have a material adverse effect on us, our cash flows and financial performance, and could require us to abandon the project.

Any material various of the actual cost verses our cost estimates relating to the construction and operation of the Plant could materially and adversely affect our ability to operation the Plant profitably.

         It is anticipated that Fagen, Inc. will construct the Plant for a fixed contract price, based on the plans and specifications in the anticipated Design-Build Contract. We have based our capital needs on a design for the Plant that will cost $56.62 million and additional start-up and development costs of $19.29 million for a total of $75.9 million. This price includes construction period interest.

         The estimated cost of the Plant is based on preliminary discussions, and there is no assurance that the final cost of the Plant will not be higher. There is no assurance that there will not be design changes or cost overruns associated with the construction of the Plant. Any significant increase in the estimated construction cost of the Plant may have a material adverse effect on our operations, cash flows and financial performance.

         We will acquire insurance that we believe to be adequate to prevent loss from foreseeable risks. However, events occur for which no insurance is available or for which insurance is not available on terms that are acceptable to us. Loss from such an event, such as, but not limited to, earthquake, tornados, war, riot, terrorism or other risks, may not be insured and such a loss may have a material adverse effect on our operations, cash flows and financial performance.

Risks Related to Ethanol Production

Our ability to operate at a profit is largely dependent on grain prices and ethanol and distillers dried grains prices.

         Our results of operations and financial condition will be significantly affected by the cost and supply of grain and by the selling price for ethanol and DDGS. Price and supply are subject to and determined by market forces over which we have no control. We will be dependent on the availability and price of corn. Although the areas surrounding each of the proposed Plant sites produce a significant amount of corn and we do not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if there were an extended drought or other production problem. In addition, our financial projections assume that we can purchase grain for approximately $2.35 per bushel. The current average price for corn in the area of the proposed Plant site in Shenandoah is much less, approximately $1.70 per bushel. Historically, the average price for corn has been approximately $2.22 per bushel, in Iowa, and approximately .15 to 18 cents higher in Nebraska. However, there is no assurance that we will be able to purchase corn for any of these prices. Corn prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production. These factors can be volatile because of weather, stocks prices, export prices and the government's agricultural policy. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future.

         We anticipate purchasing our corn from farmers in the area surrounding the Plant and in the cash market and hedging corn through futures contracts to reduce short-term exposure to price fluctuations. We intend to contract with third parties to manage our hedging activities and corn purchasing. However, we have no definitive agreements with any third party to do so at this time, nor do we have any contracts with any corn producers to provide corn to the Plant. We may also enter into supply agreements with local elevators for the origination, supply and delivery of corn to the Plant. There is no assurance that such agreements will be available or be on acceptable terms. Our purchasing and hedging activities may or may not lower our price of corn, and in a period of declining corn prices, these advance purchase and hedging strategies may result in our paying a higher price for corn than our competitors. Further, hedging for protection against the adverse changes in the price of corn may be unsuccessful, and could result in substantial losses to us. Generally, higher corn prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased corn costs to our customers. There is no assurance that we will be able to pass through higher corn prices. If a period of high corn prices were to be sustained for some time, such pricing may have a material adverse effect on our operations, cash flows and financial performance.

         Our revenues will be dependent on the market prices for ethanol and DDGS. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results

Increased ethanol productions may negatively affect ethanol prices and materially reduce our ability to operation successfully.

         We believe that ethanol production is expanding rapidly at this time. There are a number of new plants under construction or planned for construction, both inside and outside the States of Iowa and Nebraska. We further expect existing ethanol plants to expand by increasing production.

         We cannot provide any assurance or guarantee that there will be any material or significant increases in the demand for ethanol. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects as well. For example, the increased production could lead to increased supplies of co-products from the production of ethanol, such as DDGS. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production creating lower profits. There can be no assurance as to the price of ethanol or DDGS in the future. Any material adverse change affecting the price of ethanol and/or DDGS may have a material adverse effect on our operations, cash flows and financial performance.

We expect to compete with existing and future ethanol plants and oil companies, which may result in diminished returns on your investment.

         We will operate in a very competitive environment. We will compete with large, multi-product companies that have much greater resources than we anticipate having, and plants with a capacity greater than, equal to or less than our Plant. We will face competition for capital, labor, management, corn and other resources. Many of our competitors have greater resources than we currently have or will have in the future.

         We anticipate that as additional ethanol plants are constructed and brought on line, the supply of ethanol will increase. The absence of increased demand may result in prices for ethanol to decrease. There is no assurance that we will be able to compete successfully or that such competition will not have a material adverse effect on our operations, cash flows and financial performance.

         We will also compete with producers of other gasoline additives having similar octane and oxygenate values as ethanol. An example of such other additives is MTBE, a petrochemical derived from methanol. MTBE costs less to produce than ethanol. Many major oil companies produce MTBE and because it is petroleum-based, its use is strongly supported by major oil companies. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. Despite this fact, the use of MTBE may become legally restricted as a pollutant in several, and possibly, most, if not all states. California has already banned the use of MTBE as have New York and Connecticut. However, California has asked for a waiver of federal standards requiring oxygenates in reformulated gasoline in the past. This means that rather than using ethanol as an alternative oxygenate to MTBE, California sought to be released from federal requirements to use any oxygenates at all. If such requests were ever granted, whether limited to or expanded beyond California, the demand for ethanol would not increase and could diminish. Furthermore, the United States petroleum industry is pursuing a repeal of all federal oxygenated fuel requirements. These companies also have sufficient resources to begin production of ethanol should they choose to do so. Competition from these companies may have a material adverse effect on our operations, cash flows and financial performance.

We are dependent on others third-party brokers or other to sell our product which may result in diminished returns.

         We currently have no sales force of our own to market ethanol and DDGS and do not intend to establish such a sales force. We intend to sell all of our ethanol to a third-party broker pursuant to an output contract and intend to contract with a third-party broker to market and sell our DDGS feed products. As a result, we will be dependent on the ethanol broker and the feed broker. There is no assurance that we will be able to enter into contracts with any ethanol broker or feed product broker on acceptable terms. If the ethanol broker breaches the contract or does not have the ability (for financial or other reasons) to purchase all of the ethanol we produce, we will not have any readily available means to sell our ethanol. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and DDGS feed products may have a material adverse effect on our operations, cash flows and financial performance.

Engaging in hedging activities to minimize the potential volatility of corn prices could result in substantial costs and expenses.

         In an attempt to minimize the effects of the volatility of corn costs on operating profits, we will likely take hedging positions in corn futures markets and in the natural gas markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities is dependent upon, among other things, the cost of corn and natural gas and our ability to sell sufficient amounts of ethanol and DDGS. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities can themselves result in costs because price movements in corn contracts and natural gas are highly volatile and are influenced by many factors that are beyond our control.

Our ability to successfully operate is dependent on the availability of energy and water at anticipated prices.

         The Plant will require a significant and uninterrupted supply of electricity, natural gas and water to operate. We plan to enter into agreements with local gas, electric, and water utilities to provide our needed energy and water. There can be no assurance that those utilities will be able to reliably supply the gas, electricity, and water that we need.

         If there is an interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial performance.

         If we were to build the plant in Shenandoah, Iowa, a new gas pipeline of approximately 9 miles will have to be run to the site. We have been in discussions with Mid American Energy to build this line for us. As per our discussions, the estimated cost to build the gas line will be approximately $3,510,000. We would be required to put up approximately $1.5 million of that cost. However, no assurance can be given at this time that we will be able to build the pipeline for this price and even if we could, when the gas pipeline were to be completed, at the present time, we have no contracts, commitments or understandings with any natural gas supplier to supply gas to the plant. We have entered into an agreement with U.S. Energy Services, Inc. of Wayzata, Minnesota to negotiate and purchase natural gas for the plant from third party providers of natural gas for up to six months after the Plant becomes operational. However, there can be no assurance given at this time that we or U.S. Energy Services will be able to obtain a sufficient supply of natural gas or that we will be able to procure alternative sources of natural gas on acceptable terms, even with the assistance of U.S. Energy Services. In addition, natural gas prices have historically fluctuated. Presently, prices are higher than the historical average price. For this reason, we asked Mr. Ruikka to use a higher current market price per mcf of natural gas when calculating returns for our proposed plant while conducting his feasibility study. We believed doing so would give the Company and potential investors a more accurate idea of the types of returns that could be expected at our Plant. Mr. Ruikka used a current market price of $5.53 per mcf in the feasibility study that he conducted for the Company, which is significantly higher than the historical average price of natural gas per mcf. However, we believe that this price more accurately reflects the price of natural gas, and the prices we can expect in the future, than does the ten year average historical price. Higher natural gas prices may have a material adverse effect on our operations, cash flows and financial performance. Therefore, we urge investors to carefully consider the significant risks involved concerning the potential of higher natural gas prices in the future in making a decision about investing in our securities.

         We will also need to purchase significant amounts of electricity to operate the proposed Plant. We have come to a verbal understanding with Mid American Energy to supply electricity to the Plant for a period of five years, if we were to build the Plant in Shenandoah. We believe that our understanding with Mid American will be beneficial to the Company. However, no assurance can be given that we will be able to negotiate such favorable rates after the five year period is over. Electricity prices have historically fluctuated significantly. Sustained increases in the price of electricity would increase our cost of production. As a result, these issues may have a material adverse effect on our operations, cash flows and financial performance.

         Sufficient availability and quality of water are important requirements to produce ethanol. We anticipate that our water requirements to be approximately 400 to 600 gallons per minute, depending on the quality of the water. The town of Shenandoah has sufficient capacities of water to meet our needs and we have negotiated a contract with the city to supply water to the Plant at a price that we believe will be favorable to our operations. We expect our alternate plant sites to provide similar levels of water service. However, no assurance can be given that a prolonged drought could not diminish the water supplies in the areas of the proposed Plant, especially if we were to build the Plant in Shenandoah, or that we would continue to have sufficient water supplies in the future. Shenandoah is in the southwestern part of the State of Iowa and has a history of water shortages. Historically, this area of the State has experienced periods of drought. We are exploring the possibility of acquiring the rights two one or two wells in the area of the proposed site in Shenandoah to use as back up for the Plant. However, no assurance can be given at this time that we will be able to acquire these rights. The inability to obtain the rights to these wells, and the possibility of drought, may have a material adverse effect on our operations, cash flows and financial performance and could even cause us to cease production for periods of time.

Risk of foreign competition from producers who can produce ethanol at less expensive prices than it can be produced from corn in the United States.


         According to information obtained from the website of the Iowa Farm Bureau, at this time, there are large international companies that have much greater resources than we have, including Cargill, developing foreign ethanol production capacity. Cargill is currently developing ethanol production capacity in El Salvador to process Brazilian ethanol for export to the U.S. Long-standing U.S. trade preferences for Caribbean and Central American countries allow them to ship ethanol to the U.S. duty-free, avoiding a 54 cent per gallon import tariff that would otherwise apply. 61 million gallons of ethanol were brought into the U.S. through the Caribbean in 2003 to avoid said tariff, most of it reprocessed Brazilian ethanol. Brazil is the world's largest ethanol producer. They make ethanol primarily from sugarcane for about half of what it costs to make ethanol from corn in Iowa. Brazil exported another 10 million gallons of ethanol directly to the U.S. in 2003, even with the full import tariff and could export even more this year. If significant additional foreign capacity is created, such facilities could produce a glut of ethanol on the world markets. Such a glut could lower the price of ethanol throughout the world, including the U.S. If this were to happen, it could have an adverse effect our operations and potential profitability.

         Further, if the import duty on foreign ethanol were to ever be lifted for any reason, our ability to compete with such foreign companies would be drastically reduced. Although, at this time, such risks cannot be precisely quantified, we believe that such risks exist, and could increase in the future, and anyone contemplating a purchase of the securities being offered herewith should be aware of them and consider them in making their investment decision.


Risks Related to Regulation and Governmental Action

The loss of favorable tax benefits for ethanol production could hinder our ability to successfully operate.

         Congress currently provides federal tax incentives for oxygenated fuel producers and marketers. Ethanol blended with gasoline is one of the oxygenated fuels that qualify for federal tax incentives. These tax incentives allow a lower federal excise tax rate for gasoline blended with at least 10%, 7.7%, or 5.7% ethanol. Additionally, income tax credits are available for blenders of ethanol mixtures and small ethanol producers. Gasoline marketers pay a reduced tax on gasoline sold that contains ethanol. The current credit for gasoline blended with 10% ethanol is 5.4(cent) per gallon. The subsidy will gradually drop to 5.1(cent) per gallon by 2005. Currently, a gasoline marketer that sells gas without ethanol must pay a federal tax of 18.4(cent) per gallon compared to 13(cent) per gallon for gas with 10% ethanol. The tax on gasoline blended with 10% ethanol will gradually increase to 13.3(cent) per gallon by 2005. Smaller credits are available for gasoline blended with 7.7 percent and 5.7 percent ethanol. The ethanol industry and our business are dependent upon the continuation of the federal ethanol credit. This credit has supported a market for ethanol that may disappear without the credit.

         The federal tax incentives were scheduled to expire on September 30, 2007, but have recently been replaced by legislation which has extended those incentives to the year 2010. (See Risks Related To Regulation And Governmental Action--Other Legislative Or Regulatory Developments, below). These tax incentives to the ethanol industry may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way. We cannot assure you that any of those laws, regulations or programs will continue. The elimination or reduction of federal tax incentives to the ethanol industry would have a material adverse impact on our business by making it more costly or difficult for us to produce and sell ethanol. If the federal ethanol tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result.

A change in environmental regulations or violations thereof could impede our ability to successfully operate the Plant.

         We will be subject to extensive air, water and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the Plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. Assuming we build the Plant in Iowa, the Iowa Department of Natural Resources ("IDNR") may also require us to conduct an environmental assessment prior to considering any permits.

         Ethanol production involves the emission of various airborne pollutants, including particulate (PM10), carbon monoxide (CO), oxides of nitrogen (N0x) and volatile organic compounds. As a result, we will need to obtain an air quality permit from the IDNR. We intend to apply for this permit during the spring of 2005. We also intend to apply for and receive from the IDNR a storm-water discharge permit, a water withdrawal permit, public water supply permit, and a water discharge permit. We anticipate applying for these permits before construction commences. We do not anticipate a problem receiving all required environmental permits. However, if for any reason any of these permits are not granted, construction costs for the Plant may increase, or the Plant may not be constructed at all. In addition, the IDNR could impose conditions or other restrictions in the permits that are detrimental to us or which increase costs to us above those assumed in this project. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance.

         Even if we receive all required permits from the IDNR, we may also be subject to regulations on emissions from the Environmental Protection Agency ("EPA"). Currently the EPA's statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed Plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations. If any of these events were to occur, they may have a material adverse impact on our operations, cash flows and financial performance.

Our inability to obtain required regulatory permits and/or approvals will impede our ability and may prohibit completed our ability to successfully operate the Plant.

         We also intend to apply for and receive from the IDNR a storm-water discharge permit, a water withdrawal permit, public water supply permit, and possibly a waste water discharge permit, but at this time we do not believe we will be required to apply for the later permit if we build the Plant in Shenandoah. We have not applied for any of these permits, but anticipate doing so before we begin construction. We do not anticipate a problem receiving all required environmental permits. However, if for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition, the IDNR could impose conditions or other restrictions in the permits that are detrimental to us or which increase costs to us above those assumed in this project. The IDNR and the EPA could also change their interpretation of applicable permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The IDNR and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance.

         Even if we receive all required permits from the IDNR, we may also be subject to regulations on emissions from the United States Environmental Protection Agency, "EPA". Currently the EPA's statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed Plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, to the detriment of our financial performance.

         Federal government laws that require the use of oxygenated gasoline encourage ethanol production and use. Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate. As a result, the gasoline burns cleaner, and releases less carbon monoxide and other exhaust emissions into the atmosphere. The federal government encourages the use of oxygenated gasoline as a measure to protect the environment. Oxygenated gasoline is commonly referred to as reformulated gasoline or "RFG."

         The government's regulation of the environment changes constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding the required oxygen content of automobile emissions could have an adverse effect on the ethanol industry. Furthermore, Plant operations likely will be governed by the Occupational Safety and Health Administration (OSHA). OSHA regulations may change such that the costs of the operation of the Plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

         We may engage ICM, Inc.'s environmental consulting division to coordinate, advise and assist us with obtaining certain environmental, occupational health, and safety permits, plans, submissions, and programs. Or we may engage another third party to assist us with these issues.

Risks Related to Conflicts of Interest

We have conflicts of interest with Fagen, Inc. which could result in loss of capital and reduced financial performance.

         As discussed above, we expect that our directors will be advised by one or more employees or associates of Fagen, Inc. Fagen, Inc. is expected to continue to be involved in substantially all material aspects of our formation and operations. Consequently, the terms and conditions of our agreements and understandings with Fagen, Inc. (and Fagen, Inc.'s proposed agreement with ICM, Inc.) have not been negotiated at arm's length. Therefore, there is no assurance that our arrangements with such parties are as favorable to us as could have been if obtained from unaffiliated third parties. In addition, because of the extensive roles that Fagen, Inc. and ICM, Inc. are expected to have in the construction and operation of the Plant, it may be difficult or impossible for us to enforce claims that we may have against Fagen, Inc. and/or ICM, Inc. If this were to occur, it may have a material adverse impact on our operations, cash flows and financial performance.

         Fagen, Inc. and its affiliates may also have conflicts of interest because employees or agents of Fagen, Inc. are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. to devote its full time or attention to our activities. As a result, Fagen, Inc. may have or come to have a conflict of interest in allocating personnel, materials and other resources to our Plant.

         Though we will attempt to address actual or potential material conflicts of interest as they arise or become known, we have not established any formal procedures to address or resolve conflicts of interest. There is no assurance that any conflict of interest will not have adverse consequences to our operations, cash flows and financial performance.

Unidentified Risks

         The foregoing discussion is not a complete list or explanation of the risks involved with an investment in this business. Additional risks will likely be experienced that are not presently foreseen by us. Investors are not to construe this prospectus as constituting legal or tax advice. Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors.

         An investor should be aware that we will assert that the investor consented to the risks and the conflicts of interest described or inherent in this prospectus if the investor brings a claim against us or any of our directors, officers, managers, employee, advisors, agents or representatives.

                           FORWARD-LOOKING STATEMENTS

         Throughout this prospectus, we make "forward-looking statements." Forward-looking statements include the words "may," "will," "estimate," "continue," "believe," "expect" or "anticipate" and other similar words. The forward-looking statements contained in this prospectus are generally located in the material set forth under the headings "Summary of the Offering," "Risk Factors," "Estimated Use of Proceeds," and "The Project," but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments relating to the following:

         o The availability and adequacy of our cash flow to meet its requirements, including payment of loans;

         o Economic, competitive, demographic, business and other conditions in our local and regional markets;

         o Changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

         o Actions taken or omitted to be taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

         o Competition in the ethanol industry;

         o The loss of any license or permit;

         o The loss of our Plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

         o Changes in our business strategy, capital improvements or development plans;

         o The availability of additional capital to support capital improvements and development; and,

         o Other factors discussed under "Risk Factors" or elsewhere in this prospectus.

         You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward looking statements specified in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. We will not update forward-looking statements even though our situation may change in the future.

                            ESTIMATED USE OF PROCEEDS

         The gross proceeds from this offering will be $29,667,000 if the minimum amount of securities offered is sold and our directors, and $38,000,000 if the maximum number of securities is sold before deducting expenses. We estimated offering expenses to be approximately $93,426. We estimate the net proceeds of the offering to be $29,667,000 if the minimum offering is obtained and not lower than $35,340,000 if the maximum offering is obtained. The following table sets froth our estimate net offering proceeds from the sale of the minimum and the maximum amount of securities offered.

                           Estimated Offering Proceeds

                                                        Maximum      Minimum
                                                       Offering     Offering
                                                    ------------  ------------
Offering Proceeds                                   $ 38,000,000  $ 31,900,000
Less Selling Commissions and Offering Expenses (1)     2,660,000     2,233,000
                                                    ------------  ------------
Net Proceeds from Offering                          $ 35,340,000  $ 29,667,000
                                                    ============  ============

(1) We intend to offer these securities through our officers and directors. However, securities may be sold through broker-dealers who will receive a 7% commission in connection with sales. We do not know what percentage of sales will result for broker-dealer sales. Out estimated offering costs are $93,426. For purposes of this table we have assumed selling commissions and estimated offering expenses will not exceed 7% of the gross proceeds from the offering.

         We intend to use the net proceeds of the offering to build the Plant and to start operating the Plant. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate total expenditures for the construction and start-up of the plant will be $75,909,000. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Overview" for a detailed description of our estimated use of proceeds.

         We expect the total funding required for the Plant to be $75,909,000, which includes $56,619,000 to build the Plant and $19,290,000 for other project development costs including land, site development, utilities, start-up costs, capitalized fees and interest, inventories and working capital. If the Plant is constructed in Shenandoah, the City of Shenandoah has agreed to give us approximately 12 acres of land and we would expect to purchase other land at a cost of approximately $400,000 to $650,000. We have acquired two different options to purchase land in Shenandoah, one for approximately 22 acres and another for approximately 66.6 acres.

         The construction of the Plant itself is by far the single largest expense at $56,119,000. If the Plant is constructed in Shenandoah, approximately 9 miles of natural gas pipeline must be installed at an estimated cost of $3.45 million dollars. We expect that we would have to put up approximately $1,500,000 of the cost associated with the natural gas pipeline and Mid American Energy would put up the rest. Rail improvement costs (upgrades, siding and switches) are estimated at $4,641,000. The estimated cost of the administration building and office equipment is $375,000. In addition to the cost to build the ethanol plant, the aforementioned owner's costs of bringing the natural gas pipeline to the site, the rail improvement costs, along with the construction of the administration building and office equipment expenses are significant, but must be incurred to operate the facility successfully. Start-up inventories of ethanol, corn, distillers grains (DDGS), chemicals, yeast, denaturant and spare parts are estimated to be $5,985,000. Other start-up costs are estimated at $710,000. We are reserving funds under the heading "Other Start-Up Costs" in the table set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview", to cover anticipated costs associated with general and administrative activities, insurance coverage, construction contingencies, and an estimated construction bond premium of approximately $300,000. This reserve amount is based on an estimate only and our actual insurance costs may exceed the reserved amount. Loan fees and interest during construction will be capitalized and are estimated to be $1,740,000. Organizational, offering, miscellaneous and contingency costs are estimated to be $1,893,000. Total estimated construction costs including bringing utilities and rail to the site are $75,909,000 or $1.52 per gallon of annual denatured ethanol production capacity, assuming capacity production of 50,000,000.

                               SOURCE OF THE FUNDS

         We must obtain debt financing in order to complete construction on the Plant. The amount and nature of the debt financing that we are seeking is subject to the interest rates and the credit environment as well as other economic factors over which we have no control. We have no binding contracts or commitments with any bank, lender or financial institution for our debt financing, but we will not close on this offering until at least $29,667,000 in subscriptions, after deduction of selling commissions, are accepted by us from the sale of securities in this offering and The Security National Bank has received written confirmation from us that we have obtained a written letter of commitment from one or more lending institutions to provide us with sufficient construction and start-up financing to carry out our business plan.


         After completion of this offering and the receipt of the required debt financing, if we require additional cash, we may seek additional financing by borrowing, and/or through the sale of additional securities. In addition, we will be requesting tax increment financing ("TIF") from the City of Shenandoah and/or Fremont County of approximately $3,925,000. We have been verbally assured on numerous occasions by, Greg Connell, the Mayor of Shenandoah, that we will be able to get a TIF of approximately this amount or the same amount in proceeds from and Industrial Revenue Bond. However, we cannot guarantee that we will be successful in obtaining the TIF or that we will obtain other additional financing if needed. Below is an estimate of the source of the funds depending upon the amount of securities sold in the offering.

  Sources of Funds                   Maximum Offering       Percentage of Funds
                                     ----------------       -------------------
Share Proceeds                        $   35,340,000                 47%
TIF Financing                              3,925,000                  5%
Seed Capital                                 637,500                  1%
Term Debt Financing                       36,006,500                 47%
                                     ----------------       -------------------
Total Sources of Funds                $   75,909,000                100%
                                     ================       ===================


  Sources of Funds                   Maximum Offering       Percentage of Funds
                                     ----------------       -------------------
Share Proceeds                        $   29,667,000                 39%
TIF Financing                              3,925,000                  5%
Seed Capital                                 637,500                  1%
Term Debt Financing                       41,679,500                 55%
                                     ----------------       -------------------
Total Sources of Funds                $   75,909,000                100%
                                     ================       ===================

         If the TIF is not received, then our Term Debt Financing would be increased by $3,925,000 in both the minimum and maximum offering scenarios. We anticipate that our lender(s) will require us to contribute 45% of the capital needed to fund the construction and operation of the Plant. In the case of the minimum offering, we would not meet the 45% capital contribution threshold if the TIF is not received. In the case of the maximum offering, we would meet the 45% capital contribution threshold whether or not TIF is received. In the case of the minimum offering, our failure to obtain TIF may leave us with insufficient funding to construct the Plant, execute our plan of operation or close on funds raised in this offering.

                         DETERMINATION OF OFFERING PRICE

         The offering price of the securities was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for the Plant, our management's previous experience, amount of needed funds and our present financial resources.

         The chart below shows all current shareholders, the dates of their purchases of securities and the aggregate dollar amount paid by each at the time of purchase. Barry Ellsworth founded the Company and the purchase price for his shares was $0.25 per share, for a total contribution of $87,500. $50,000 of this amount was paid in cash, $37,500 was contributed via "services rendered" for and on behalf of the Company. Dan Christensen also purchased his shares for $.25 per share. All other stockholder listed below purchased their shares for $2.50 per share. Except for the directors identified in the following table, none of the other stockholders are affiliates or related parties of Messrs. Ellsworth or Christensen or Green Plains.

         Name                                            Amount                Date                 Price
         ----                                            ------                ----                 -----
Barry A. Ellsworth*                                      350,000            07/01/04              $87,500.00
Dan E. Christensen                                       200,000            07/01/04              $50,000.00
Brad C. Anderson                                          10,000            08/10/04              $25,000.00
Gary and Carol Thien JTWRS                                 8,000            08/11/04              $20,000.00
Sandra L. Boyle - Boyle Revocable Trust                    4,000            08/23/04              $10,000.00
Steve and Carol Nicholson JTWRS                           28,000            08/26/04              $70,000.00
Merl Two, L.P. James and Rosanne Saycich                   8,000            09/15/04              $20,000.00
Wayne R. Whetman, Revocable Living Trust                   8,000            10/05/04              $20,000.00
Sharon and Rich Numrich JTWRS                              4,000            10/07/04              $10,000.00
David A. Hart                                              8,000            10/07/04              $20,000.00
Jeked Co., John R. Dalton                                  4,000            10/07/04              $10,000.00
Carl N. and Alice E. Carlson JTWRS                         4,000            10/08/04              $10,000.00
Allen A. and I. Louise Hart, Revocable Trust               8,000            10/18/04              $20,000.00
Catherine R. Wyer                                          4,000            10/18/04              $10,000.00
William C. Schreiber                                       6,000            10/18/04              $15,000.00
Thomas L. Langemeier, IRA                                  4,000            10/18/04              $10,000.00
James R. Raatz, Living Trust                              20,000            10/18/04              $50,000.00
Robert D. and Merrilee D. Vavra JTWRS                      5,000            10/18/04              $12,500.00
James Dale and Melonie Kay Doyle JTWRS                     8,000            10/20/04              $20,000.00
Vivian J. and Dean E. Kitley JTWRS                         4,000            10/21/04              $10,000.00
Jay and Tamara Starley JTWRS                               5,000            10/22/04              $12,500.00
Hersch Patton                                             20,000            10/22/04              $50,000.00
Melvin N. and Priscilla Nani Royer JTWRS                   8,000            10/24/04              $20,000.00
Richard A. and Collin T. Bryant JTWRS                      4,000            10/25/04              $10,000.00
Connie Bosworth                                            4,000            10/25/04              $10,000.00
William P. and Pamela K. Ditmars                           8,000            10/25/04              $20,000.00
Alan Richard and Linda E. Sorensen JTWRS                   4,000            10/25/04              $10,000.00
Deborah L. Freeman                                         4,000            10/29/04              $10,000.00
Paul C. and Beth A. Willis JTWRS                           5,000            11/02/04              $12,500.00
Brent Lorimor                                              4,000            11/11/04              $10,000.00
Luis Maria Kreckler                                        4,000            11/15/04              $10,000.00
                                                  --------------------                      --------------------
Total                                                    765,000                                 $675,000.00

*$37,500 of the purchase price was contributed by Mr. Ellsworth in exchange for services rendered and the remaining purchase price was paid in cash.

         Mr. Ellsworth contributed $37,500 to the Company in consideration for services rendered. Mr. Ellsworth had been developing the project for quite some time prior to approaching Mr. Christensen with the venture. Mr. Ellsworth became aware of the opportunity in the early part of the year and had done a significant amount of investigative, due diligence into the possibilities of developing such a project. He had entered into ongoing discussions with various economic development entities throughout the Midwest; had discovered the best design-builders in the field; had learned of the importance of site location and the necessary components of a viable site, such as the importance of building in an area with a historically low corn basis, etc. Further, Mr. Ellsworth had paid for these early developmental costs with his own capital. Therefore, at the time that Iowa was chosen as one of the most reasonable places to build a plant due to its historically low corn basis, and the Iowa Corporation of Green Plains was actually formed, it was understood by Mr. Christensen that Mr. Ellsworth was the primary owner of the venture and its original founder, that Mr. Ellsworth had already performed a significant amount of work on the project, and would therefore own a larger percentage of the Company. At that time, an agreement was reached by Mr. Ellsworth and Mr. Christensen that each would contribute a sum of

$50,000 in cash to the Company (for a total of $100,000) to fund the additional startup costs, and that Mr. Ellsworth would contribute the services he had performed prior to this time and be issued stock in the Company for said services. The agreed upon ownership split of the Company was approximately 36% for Mr. Christensen and approximately 64% for Mr. Ellsworth. The purchase price for these shares was at a contemporaneous fair value as best as the board of directors could determine based on the development stage of the Company. The pricing was based, in part, on the fact that at this time the Company had almost no assets. Rather, its principal asset was the idea to construct the Plant which was construed primarily by Mr. Ellsworth.

         At the time the private offering was conducted, a substantial amount of work had been done and the Company had a fully developed business plan. It had, or was in the process of entering into agreements relating to site location, a letter agreement with U.S. Energy Services was signed, and the Company was engaged in detailed negotiations with utility providers. The Company determined, based on these and other factors, including what they, at that time, assumed the market would bear, that the $2.50 offering price was at a contemporaneous fair value as best as the board of directors could determine based on the development stage of the Company. All of the shares were sold to unrelated parties and all purchasers were accredited investors.

         At the time of this public offering, much more work had been accomplished. A letter agreement had been entered into with Fagen, Inc., detailed negotiations were being conducted with the Shenandoah Chamber and Industry Association, as well as with other economic development groups at other possible sites. In addition, substantial negotiations had taken place with the Burlington Northern and Santa Fe Railway Company, Mid American Energy Company, and other potential service providers. As a result, the Company determined, based on these and other factors, including what the assumed value of the Company would be after a public offering of approximately the amount of shares currently proposed in the offering, as well as what the total market cap would be after such an offering, compared to the value of the plant once it was built, that the public offering price was at a contemporaneous fair value as best as the board of directors could determine based on the development stage of the Company.

         The board of directors did not utilize traditional valuation methods in making this determination. Rather, it utilized the factors described above.

                 MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

Market Information

         Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it may be limited, sporadic and highly volatile. We do not have any agreements with market makers regarding the trading of our shares, but at some time in the future a market maker may make application for listing our shares.

         Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our officers and directors and, perhaps, a limited number of broker-dealers. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a stockholder in the event a stockholder desires to sell his shares.

Shares Available for Future Sale

         As of the date of this prospectus, there are 765,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, the shares sold in this offering to non-affiliates of the Company will be freely tradable if a market for the securities exists, of which there can be no assurance. Sales of shares of stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

         Prior to this offering, we (i) did not have any common equity that was subject to outstanding options, warrants or other securities convertible into our common equity, (ii) did not have any outstanding securities that could be sold pursuant to Rule 144 (this rule is described in the next paragraph) or that we had agreed to register under the Securities Act of 1933 for sale by security holders, and (iii) had no outstanding securities that are being or have been publicly proposed to be publicly offered for sale by the Company.

         Rule 144 governs resale of "restricted securities" for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of a company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered re-sales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the issuer or an affiliate of the issuer. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Re-sales by the issuer's affiliates of restricted and unrestricted securities are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

Dividend Policy

         To date, we have not paid dividends on our common stock. The payment of dividends on the common stock in the future, if any, is within the discretion of the board of directors and will depend upon our earnings, capital requirements, financial condition and other factors the board views are relevant. The board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our operations.

Holders of Record

         As of the date of this prospectus, there were thirty-one holders of record of our common stock.

                                    DILUTION
         As of November 30, 2004, we had a net tangible book value, which is the total tangible assets less total liabilities, of $623,293, or approximately $.82 per share. The following table shows the dilution to your investment without taking into account any changes in our net tangible book value after November 30, 2004, except the sale of the minimum and maximum number of shares offered.

                                                         Assuming Minimum              Assuming Maximum
                                                            Shares Sold                   Shares Sold
                                                            -----------                   -----------
Shares outstanding                                              765,000                       765,000
Public offering proceeds at $10.00 per share                $31,900,000                   $38,000,000
Net offering proceeds after offering
   estimated expenses (1)                                   $29,667,000                   $35,340,000
Net tangible book value before offering                        $623,293                      $623,293
   Per Share                                                       $.82                          $.82
Pro forma net tangible book value after
   offering                                                 $30,290,293                   $35,963,293
   Per Share                                                      $7.66                         $7.88
Per share increase attributable to purchase
   of shares by new investors                                     $6.84                         $7.06
Dilution per share to new investors                               $3.16                         $2.94
Percent dilution                                                     32%                           29%

(1) We intend to offer these securities through our officers and directors. However, securities may be sold through broker-dealers who will receive a 7% commission in connection with sales. We do not know what percentage of sales will result for broker-dealer sales. Out estimated offering costs are $93,426. For purposes of this table we have assumed selling commissions and estimated offering expenses will not exceed 7% of the gross proceeds from the offering.

         The following table summarizes the comparative ownership and capital contributions of existing common stock stockholders and investors in this offering as of January 26, 2005:

                                      Shares Owned          Total Consideration          Average Price
                                       Number - %                  Amount                  Per Share
                                       ----------                  ------                  ---------
Present Stockholders (1):
   Minimum Offering                   765,000 - 19.3%                $675,000                    $.88
   Maximum Offering                   765,000 - 16.8%                $675,000                    $.88

New Investors:
   Minimum Offering                 3,190,000 - 80.7%             $31,900,000                  $10.00
   Maximum Offering                 3,800,000 - 83.2%             $38,000,000                  $10.00
--------------------

(1) The numbers used for Present Stockholders assumes that none of the present stockholders purchase additional shares in this offering.
(2) Prior to this offering, we had 765,000 shares of common stock outstanding. Of these shares, 550,000 shares were issued at $0.25 and 215,000 shares were issued for $2.50.


                             SELECTED FINANCIAL DATA

         The following selected historical financial data of is only a summary and you should read it in conjunction with our consolidated financial statements and the notes to those financial statements.

                                                    June 29, 2004 (Date of
                                                    Inception) to November
                                                           30, 2004
Statement of Operations Data:                             (Audited)
                                                   (As restated, See Note 5)
                                                  ---------------------------
    Revenues...................................         $          0
    Operating Expenses.........................               50,305
    Loss From Operations.......................              (50,305)
    Net Loss...................................              (49,995)
    Loss Per Common Share......................                 (.08)
Balance Sheet Data:
    Current assets.............................         $    629,093
    Total assets...............................              629,093
    Current liabilities........................                5,800
    Total liabilities..........................                5,800
    Stockholder's equity (deficit).............              623,293

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS. THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OUR OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.

Overview

         We are a start-up company in development stage, which was formed for the purpose of building a plant to produce ethanol and animal feed products in southwestern Iowa or southeastern Nebraska. We do not expect to operate at a profit before the ethanol plant is completely constructed and operational.


         For the period from our formation on June 29, 2004 through November 30, 2004, we incurred an accumulated net loss of $49,995. We believe we will incur significant losses from this time forward until we are able to secure financing and successfully complete construction and commence operations of the Plant. There is no assurance that we will be successful in completing this offering, in securing additional financing and/or in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.

         Representatives from Fagen Inc. have informed the Company that a 50 million gallon per year plant will consume on an annual basis approximately 18.5 million bushels of locally grown corn and annually produce approximately 50 million gallons of fuel-grade ethanol, and 160,000 tons of DDGS on a dry basis. We plan to hire independent brokers to sell our ethanol and DDGS. We anticipate locating the Plant in Shenandoah, Iowa, an area where we believe there are over 200 hundred thousand feed cattle on feeder lots within a 50 mile radius of the Plant. We believe we can sell a portion of our distillers grains in a wet form because of this, which will save us a significant amount of money because we will not have to dry the grain before selling it.

         Additionally, in discussions with representatives from Fagen, Inc. we have been informed that our plant will produce approximately 148 thousand tons of carbon dioxide that may be recovered on an annual basis. While we intend to have discussions with several companies regarding construction of a facility to capture raw carbon dioxide, we presently have no agreement with any third party to capture or market the raw carbon dioxide, and the market may be too saturated in Iowa to recover the carbon dioxide profitably. We therefore may choose to vent off the C0(2) and may have no market for it of any kind.

         We currently estimate that it will take 12 to 16 months from the date that we close the offering, which includes obtaining our debt financing, and obtaining all necessary permits, to complete the construction of the plant.

         We anticipate that we will have an agreement with an experienced ethanol marketer to sell our ethanol production. We also anticipate that we will have an agreement with an experienced marketer to sell our animal feed products. We have no agreements with any party to sell any of our expected products. We will be hiring staff to handle the direct operation of the plant, and currently expect to employ approximately 32 people. We do not intend to hire a sales staff to market our products. Third-party marketing agents will coordinate all shipping.

         The following table describes our proposed use of proceeds, based upon a minimum offering of $29,667,000, net of selling commissions, and a maximum offering of $38,000,000. The total use of proceeds is estimated to be $75,909,000. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only based on between 36% and 46% investor equity, and the actual use of funds may vary significantly from the descriptions given below depending on the contingencies described above. However, we anticipate that any variation in our use of proceeds will occur in the level of proceeds attributable to a particular use (as set forth below) rather than a change from one of the uses set forth below to a use not identified in this prospectus.

                       Projected Sources and Uses Of Funds

                                                    Maximum           Minimum
                                                    Offering         Offering
                                                    --------         --------
Estimated Sources:

  Share Proceeds                                 $  35,340,000     $ 29,667,000
  TIF Financing                                      3,925,000        3,925,000
  Seed Capital                                         637,500          637,500
  Term Debt Financing                               36,006,500       41,679,500
                                                 -------------     ------------
Total Estimated Sources of Funds                 $  75,909,000     $ 75,909,000
                                                 =============     ============

Estimated Uses of Funds:

  Plant Construction and Misc. Costs             $  59,398,000     $ 59,398,000
  Estimated Site Costs                           $   3,290,000     $  3,290,000
  Estimated Railroad Costs                       $   4,641,000     $  4,641,000
  Estimated Fire Protection/Water Supply Costs   $     825,000     $    825,000
  Estimated Rolling Stock Costs                  $     175,000     $    175,000
  Estimated Financing Costs                      $     340,000     $    340,000
  Estimated Pre-Production Period Costs          $     710,000     $    710,000
  Estimated Inventory & Working Capital Costs    $   6,530,000     $   6,530,00
                                                 -------------     ------------
Total Estimated Use of Funds                     $  75,909,000     $ 75,909,000
                                                 =============     ============

         If the TIF is not received then our Term Debt Financing would be increased by $3,925,000 in both the minimum and maximum offering scenarios. We anticipate that our lender(s) will require us to contribute approximately 45% of the capital needed to fund the construction and operation of the Plant. In the case of the minimum offering, we would not meet the 45% capital contribution threshold if the TIF is not received. In the case of the maximum offering, we would meet the 45% capital contribution threshold whether or not TIF is received. In the case of the minimum offering, our failure to obtain TIF may leave us with insufficient funding to construct the Plant, execute our plan of operation or close on funds raised in this offering.

Plan for the Next 24 Months of Operations

         We expect to spend the next 24 months in financing, design-development and construction of the Plant. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including but not limited to, site acquisition, utilities, construction, equipment acquisition and site development. In addition, we expect to have enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training. We estimate that we will need approximately $75,909,000 to complete the project.

         The tables above describing the estimated sources of funds and various costs associated with the project also describe operations for the next 24 months. These tables are only estimates and actual expenses could be much higher due to a variety of factors described in the section entitled "Risk Factors". All sources of funding are only estimates. The Company has no commitments or agreements with any third party to provide the necessary funds.

Condition of Records

         We currently have no experienced general manager, and we do not expect to retain one until some time in 2005. We are dependent entirely on our board of directors for maintenance of books and records. We intend to hire and train staff well before the start of the Plant operations, and we have included an expense allocation for this in our budget. However, there can be no assurance that we will be able to retain qualified individuals. It is possible that accounting or other financing functions may not be performed on time, if at all.

Operating Expenses

         We expect to have certain operating expenses, such as salaries, when the Plant manager and other office staff are hired. Along with operating expenses, we anticipate that we will have significant expenses related to financing and interest. We have allocated funds in our capital structure for these expenses. However, there can be no assurance that the funds allocated are sufficient to cover the expenses. We may need additional funding to cover these costs if sufficient funds are not retained up-front or if costs are higher than expected.

Liquidity and Capital Resources

         We are seeking to raise a minimum of $29,667,000 and a maximum of $38,000,000 in this offering. The offering proceeds will be placed in an escrow account with The Security National Bank. We will not close on the escrow until at least $29,667,000 in subscriptions, after deduction of selling commissions, are accepted by us from the sale of securities in this offering and The Security National Bank has received written confirmation from us that we have obtained a written letter of commitment from one or more lending institutions to provide us with sufficient construction and start-up financing to carry out our business plan. Assuming that the maximum offering is raised, approximately $36,006,500 in debt and other funding will be needed to complete the project. If less than the maximum offering is raised, additional debt must be sought. We do not have financing commitments for any amount. Completion of the project relies entirely on our ability to attract these loans and close on this offering. We may engage a financing company to attempt to obtain the loans. If we do not receive both the letter of commitment and the minimum proceeds on or before November 29, 2005, your investment will be promptly returned to you without interest and without any deductions.

         We hope to attract the senior bank loan from a major bank, with participating loans from other banks, to construct the Plant. We expect that the combined minimum loan amount of $36,256,500 will be secured by all of our real property, including receivables and inventories. We have been informed by lending institutions that we have been in discussions with that we can expect to pay approximately libor plus 380 basis points, which would equate to roughly one point over prime on our debt while the Plant is being built. Once the Plant is operational we will be able to receive incentive discounts on interest paid based on the financial performance of the Company. These incentives could go to as low as prime, if we manage the Company in a profitable manner. In all likelihood, we will also be required to pay annual fees for maintenance and observation of the loan by the lender. If we were to issue warrants in connection with any subordinated financing, it could reduce the value of our common stock.

Critical Accounting Policies

         The Company applies SFAS No. 123 Accounting for Stock-Based Compensation for all compensation related to stock, options or warrants. SFAS 123 requires the recognition of compensation cost using a fair value based method whereby compensation costs is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.

         The Company granted no warrants or options for compensation for the period ended November 30, 2004.

Off-Balance Sheet Arrangements

         We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, results of operations or liquidity.

Recent Accounting Pronouncements

         Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. It is effective immediately for variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities acquired before February 1, 2003. The impact of adoption of this statement is not expected to be significant.

         SFAS No. 123 (revised 2004), Shared-Based Payment addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or
(b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised statement generally requires that an entity account for those transactions using fair-value-based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, "Accounting for Stock Issued to Employees", which was permitted under SFAS No. 123, as originally issued. The impact of the adoption of this statement is not expected to be significant.

         SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, amends and clarifies accounting for derivative instruments under SFAS No. 133. It is effective for contracts entered into after June 30, 2003. The impact of adoption of this statement is not expected to be significant.

         SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The impact of adoption of this statement is not expected to be significant.

Grant and Government Programs

         We believe that we are eligible for and anticipate applying for various state and federal grant, loan and forgivable loan programs. Most grants that may be awarded to us are considered paid-in capital for tax purposes and are not taxable income. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some combinations of programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction on the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans. We are also not depending on the award of any such grants as part of our funding of the Project. However, we may be eligible to receive such grants. If we do, the amount of money we will have to borrow will be reduced by that amount.

         We intend to apply for tax increment financing (TIF) from the town of Shenandoah, Iowa or, if an alternate Plant site is chosen, from the corresponding town or city. Tax increment financing is a program created by state statute and provides city councils or county boards of supervisors the power to use all or part of the property tax resulting from the increase in taxable valuation due to the construction of new industrial or commercial facilities to provide economic incentives. We will be seeking approval to receive tax increment financing from the City Council or governing body of the city or town in which we locate the Plant. From conversations with, Greg Connell, the Mayor of Shenandoah, we currently anticipate that we will be able to TIF approximately 3.925 million dollars. However, there can be no assurance that any TIF will be received.

         We will be applying for a grant from the USDA's Commodity Credit Corporation, if the program is extended to continue past 2006 when it is it scheduled to expire. It has been extended in the past and we hope that it will be extended once again. Under the grant program, the Commodity Credit Corporation will reimburse eligible ethanol producers of less than 65 million gallons of bioenergy one bushel of corn for every two and one-half bushels of corn used for the increased production of ethanol. No eligible producer may receive more than $7.5 million under the program. Because we expect to be an eligible producer and to annually utilize 18.5 million bushels of corn in the increased production of ethanol, we expect to potentially receive the maximum award of $7.5 million. However, the Commodity Credit Corporation may award only $150 million annually fiscal years 2003 through 2006 and any award we received may be reduced based upon the volume of applications from other eligible producers. We expect to be eligible to receive an award under the program only once during the life of our project, if the program is extended. If it is not extended by the U.S. Congress, we do not believe we would be in production early enough to receive any benefits from the program. There can be no assurance that any amounts will be received under this program.

         There may be additional tax credits in the State of Iowa that we may be eligible for as a producer of ethanol. There may also be benefits that the Company will receive from the State of Iowa for developing a business in an enterprise zone. These programs may benefit the Company financially. There may be other state and federal programs that we are not aware of at this time. Programs and incentives offered by state and federal agencies are subject to change and new programs and incentives may become available. As changes in current programs and incentives are made and new programs and incentives become available, we will endeavor to stay informed and to take advantage of the programs and incentives for which we are eligible. However, there can be no assurance that we will receive any funding under any federal or state funding initiative.


                                    BUSINESS

         We intend to raise capital to develop, construct, own, and operate a 50 million gallon dry mill ethanol Plant in southwestern Iowa, elsewhere in Iowa, or in southeastern Nebraska. We plan to build the Plant such that it will, according to representatives of Fagen, Inc., have an annual capacity to process approximately 18.5 million bushels of corn into approximately 50 million gallons of ethanol and will produce approximately 160,000 tons annually of animal feed known as Distillers Dried Grains with Solubles ("DDGS") on a dry matter basis. These are the principal by-products of the ethanol production process. Fagen representatives have indicated to us that the Plant will also produce approximately 148 thousand tons of raw carbon dioxide annually as another by-product of the ethanol production process. We are still exploring the options available to us to recover and market the raw carbon dioxide. However, because there is significant ethanol production in the areas where we intend to locate the Plant, we might not be able to find a market for our CO(2) and may end up venting it off as many other producers do.

         The following diagram depicts the plant that we intend to build.

                                [GRAPHIC OMITTED]

1. Ethanol Storage Tanks: Two ethanol storage tanks. Three tanks used for 190 proof ethanol, 200 proof undenatured ethanol and denaturant. All of the described tanks will be within a retention term.

2. Administration Building: This building will have brick and/or siding on the exterior and will be approximately 2,700 square feet.

3. DDGS Building: This will be a steel sided building and will be 21,875 square feet. All dry distillers grain will be stored in this building.

4. Grain Receiving Building: The building will be a steel sided building 165' long by 65' wide and approximately 40' tall. There will be two truck bays and one rail bay.

5. Two Concrete Corn Holding Structures: 100 ft tall, 250,000 bushel each, two 15,000 bushel per hour legs.

6.       Fermentation Tanks: Three fermentation tanks and one beer well.

7. Main Process Building: Structural steel frame building housing tanks, pumps and heat exchangers as well as a control room and laboratory. Total square footage is approximately 25,000'.

8.       Two Methanator Tanks.

9. Thermal Oxidizer Stack: Approximately 125 feet tall. The exact height will depend on air modeling and input from the DNR.
10.      Distillation and Evaporation Center:

11.      Stillage and Syrup Tanks.

12. Energy Center: Structural steel building totaling approximately 13,750 square feet housing both of the DDGS dryers and the Thermal Oxidizer.


Cooling Tower: Four cell induced draft cooling tower.


Primary Product--Ethanol

         Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, according to publicly available information from the Renewable Fuels Association, approximately 90% of ethanol in the United States today is produced from corn, because corn contains large quantities of carbohydrates that convert into glucose more easily than most other kinds of biomass.

Description of Dry Mill Process

         Our Plant will produce ethanol by processing corn. The corn will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to a scalper to remove rocks and debris before it is conveyed to storage bins. Thereafter, the corn will be transported to a hammer mill or grinder where it is ground into a mash and conveyed into a slurry tank for enzymatic processing. We will add water, heat and enzymes to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with five percent denaturant (usually gasoline) as it is pumped into storage tanks.

         Corn mash from the distillation stripper is pumped into one of several decanter type centrifuges for dewatering. The water ("thin stillage") is then pumped from the centrifuges and then to an evaporator where it is dried into a thick syrup. The solids that exit the centrifuge or evaporators ("the wet cake") are conveyed to the DDGS dryer system. Syrup is added to the "the wet cake" as it enters the dryer, where moisture is removed. The process will produce distillers grains, which are processed corn mash that can be used as animal feed.

         Assuming that financing will be in place to begin plant construction in the Spring or Summer of 2005, the Company intends that the plant begin producing ethanol and by-products in the summer of 2006.

The following flow chart illustrates the dry mill process:

                                [GRAPHIC OMITTED]


Thermal Oxidizer

         Ethanol plants such as ours may produce odors in the production of ethanol and its primary by-product, DDGS that some people find to be unpleasant. We intend to employ a thermal oxidizer emissions system to help reduce the risk of this problem.

         We expect a thermal oxidizer emissions system to reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect this addition to the Plant to reduce the risk of possible nuisance claims and any related negative public reaction against us.

By-Products

         The principal by-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain by-pass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. By-pass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains:
Distillers Wet Grains with Solubles ("DWGS"), Distillers Modified Wet Grains with Solubles ("DMWG") and Distillers Dried Grains with Solubles ("DDGS"). DWGS is processed corn mash that contains approximately 70% moisture. DWGS has a shelf life of approximately three days and can be sold only to farms within the immediate vicinity of an ethanol plant. DMWG is DWGS that has been dried to approximately 50% moisture. DMWG have a slightly longer shelf life of approximately three weeks and are often sold to nearby markets. DDGS is DWGS that has been dried to 10% moisture. DDGS has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant. We intend to market DDGS and are exploring possibilities of local demand for DMWG to market at least a portion of our distillers grains in this form.

Corn Feedstock Supply

         We anticipate that our Plant will need approximately 18.5 million bushels of grain per year or 50,600 bushels per day as the feedstock for its dry milling process. The corn supply for our plant will be obtained primarily from local markets. In the year 2003, in the area surrounding the proposed site at Shenandoah corn production was approximately 167.4 million bushels. The following table provides a summary of the approximate number of bushels of corn produced by suppliers, in the counties surrounding the proposed site in Shenandoah, Iowa, during the year 2003. These figures were obtained from information published by the US Department of Agriculture and the National Agricultural Statistics Service (NASS).

County                                 District               Corn (bushels)
------------------------------    --------------------   --------------------
Adair, Iowa                               SW                      13,400,000
Fremont, Iowa                             SW                      15,000,000
Cass, Iowa                                SW                      15,700,000
Page, Iowa                                WC                      12,500,000
Mills, Iowa                               SW                      12,900,000
Montgomery, Iowa                          SW                      11,400,000
Pottawattamie, Iowa                       SW                      27,900,000
Taylor, Iowa                              SW                       7,800,000
Atchison, Missouri                        SW                      12,354,000
Nodaway, Missouri                         NW                      11,636,000
Nemaha, Nebraska                          SW                       6,752,000
Cass, Nebraska                            SE                      11,492,000
Otoe, Nebraska                            SE                       8,600,000
                                                         --------------------
Total                                                            167,434,000

Source: USDA and NASS Websites

         The price and availability of grain are subject to significant fluctuations depending upon a number of factors that affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to corn prices, ethanol producers are generally not able to compensate for increases in the cost of corn feedstock through adjustments in prices charged for their ethanol. We therefore anticipate that our Plant's profitability will be negatively impacted during periods of high corn prices. We have determined that the average price for corn in the area surrounding the proposed site in Shenandoah, Iowa over the last ten years has been approximately $2.22 per bushel. The average price of $2.22 per bushel was calculated by the Company using information provided to the

Company by the Des Moines Reporting Office of the Iowa Department of Agriculture and Land Stewardship.

         Grain Elevators

         We anticipate establishing ongoing business relationships with local corn farmers and elevators to acquire the corn needed for the project. Much of our corn is expected to be acquired directly from farmers. Most of the farmers in the area have their own dry storage facilities. This will allow us to purchase much of the corn needed to operate the Plant directly from farmers. We expect to become licensed as an Iowa Grain Dealer, which will allow us to contract to purchase Iowa grains. We have identified a number of farms and elevators as potential sources of corn in Iowa and discussions are in progress for future corn delivery. We have no contracts, agreements or understandings with any grain producers in the area, although we anticipate procuring corn from these sources.

         Commodities Manager

         We intend to hire a commodities manager to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through the grain elevators and local farmers. The commodities manager will coordinate corn deliveries between the trucks, railroad and the participating farmers and elevators. Additionally, the commodities manager will develop price protection through the use of hedging strategies. We anticipate that we will hire a commodities purchaser or engage a third party that has expertise in this area to carry out these activities.

Ethanol Markets

         Ethanol has important applications. Primarily, ethanol can be used as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. The ethanol industry is heavily dependent on several economic incentives to produce ethanol.

         Local Ethanol Markets

         Local markets are, of course, the easiest to service because of their close proximity. However, the local market where we intend to build our Plant may be oversold with other local and regional marketers, and if we were to focus solely on local markets, it could depress the local ethanol price. Therefore, we intend to market the majority of our ethanol to regional and national markets.

         Regional Ethanol Markets

         Typically a regional market is one that is outside of the local market, yet within the neighboring states. This market will likely be serviced by rail, and is within a 450-mile radius of the Plant. The rail lines of Burlington Northern railroad run adjacent to our proposed site in Iowa. We will have to build a switching spur on the site to load the rail cars with ethanol. We estimate this will cost approximately $150,000 to $250,000 to construct.

         These rail lines will allow us to sell our products to both the Western and Eastern markets. The rail lines and the nearness of Interstate Highways will allow us to transport our products to regional markets. Regional markets typically include large cities that are either carbon monoxide or ozone non-attainment areas.

         Generally, the regional market is good business to develop. The freight is reasonable, but the competition is often aggressive. However, due to the proximity of regional markets, it is often easier to obtain letters of intent to sell product to regional buyers than from national buyers. These letters, while not binding, do tend to raise the comfort level of the financial lending institutions. Not surprising in a regional market, letters of intent to purchase are taken quite seriously by the buyer. Regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation. At this time, we have no letters of intent with any third party concerning the possible sale of ethanol.

         Occasionally there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to drive to the terminal.

         National Ethanol Markets

         Recently, California has been the focus of a major ethanol campaign as MTBE has now been phased out. California banned the use of MTBE beginning January 1, 2003. California represents a market of about 950 million gallons annually due to the oxygenate requirement for RFG. With the recent denial of the California RFG oxygenate waiver request, the size of the California market is now better known.

         While there is a great deal of focus on California, another emerging ethanol market is in the Northeast. Both New York and Connecticut banned the use of MTBE as of January 1, 2004. As in California, the primary drivers are the health and water concerns surrounding the use of MTBE. According to representatives of the ethanol marketing group United Bio Energy (UBE), the markets in the Northeast currently consume between 450,000 and 500,000 gallons of ethanol. If other States, such as Pennsylvania, which, according to UBE representatives, currently has legislation pending to ban the use of MTBE, passes said legislation, it is believed that the usage in the Northeast could increase to about 1 billion gallons annually. The location of Burlington Northern or Union Pacific rail lines running adjacent to our proposed Plant sites will allow us to transport our ethanol to markets throughout the country. Being an ethanol producer west of the Mississippi, we believe the Western markets will become our largest and best markets, because it will be less expensive to transport our products to the western markets than to the eastern. However, we intend to market our ethanol to the best available market at any given time.

         California, Illinois, Ohio and Minnesota are by far the largest ethanol markets. In addition to California there are also other significant national ethanol market opportunities such as Arizona, Colorado, Texas, Oregon, Washington, New Mexico and Nevada.

         According to the Energy Information Administration, sixteen states have banned the use of MTBE, due to concerns over groundwater contamination, and other states are proposing bans.

         General Demand

         Ethanol demand is expected to continue at a very aggressive pace. If the use of MTBE is phased out on a national level in the next few years and the RFG oxygenate requirement remains unchanged, a doubling of ethanol demand could occur.

         This outlook may be affected by legislation. In the past few years, bills have been introduced in the United States Senate and House that would revise the current method in which fuel ethanol use is required, commonly known as the RFS or Renewable Fuels Standard. The old legislation proposed a specific volume of ethanol to be used in gasoline on a nationwide basis. The proposed in the old legislation would begin in the year 2004 at 2.3 billion gallons and grow at a rate of approximately 300 million gallons per year to a volume of 5 billion gallons in 2012. The legislation was never passed. However, because there are still many members of Congress that believe we need a National Energy Policy that would include similar legislative requirements concerning the use of ethanol, we believe new legislation will be introduced in an attempt to accomplish this. However, with a new Congress now in place, the process have to be initiated once again and there is no assurance that such legislation will be passed even if it is introduced.

Ethanol Pricing

         Historically, ethanol prices tend to track the wholesale gasoline price plus the federal tax incentive of 53(cent) per gallon. In 1996 the ethanol price increased dramatically because high corn prices caused many ethanol plants to curtail operations or shutdown. During the past two years, ethanol has traded between a high of approximately $2.08 and a low of approximately $1.35 per gallon. Prices can vary from state to state at any given time.

         The average price of corn in Iowa has historically been less than in many other parts of the country, which is why we are focusing so intently on Iowa for site location. However, unlike some neighboring states, such as Minnesota, South Dakota, Nebraska, and Wisconsin in which some of our competitors are doing business, the State of Iowa does not have a state ethanol producer incentive payment program. The lack of such an incentive may place us at a competitive disadvantage for capital and other resources when compared to competing ethanol producers in other states.

Federal Ethanol Supports

         Ethanol sales have been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog.

         The use of ethanol as an oxygenate to blend with fuel to comply with federal mandates also has been aided by federal tax policy. The Energy Tax Act of 1978 exempted ethanol blended gasoline from the federal gas tax as a means of stimulating the development of a domestic ethanol industry and mitigating the country's dependence on foreign oil. As amended, the federal tax exemption currently allows the market price of ethanol to compete with the price of domestic gasoline. The exemption for a 10% ethanol blend is the equivalent of providing a per gallon "equalization" payment that allows blenders to pay more for ethanol than the wholesale price of gasoline and still retain profit margins equal to those received upon the sale of gasoline that is not blended with ethanol. Under current legislation, the federal gasoline tax is $0.184 per gallon and the tax on a 10% ethanol blend is $0.13 per gallon, providing a $0.054 difference. The exemption will gradually drop to 5.1 cents in 2005. This federal tax exemption is scheduled to expire in 2007. As discussed above, a bill has been introduced in the United States Senate that would revise the current method and volume in which fuel ethanol use is required.

Project Location--Proximity to Markets

         We intend to build our Plant in southwestern Iowa in Fremont County near the City of Shenandoah, or elsewhere in Iowa, or in Nebraska, (if the State of Nebraska were to pass tax incentives that would make it feasible for us to do
so), Site selection is based upon location to existing grain production and price, animal feed lots, roads, rail transportation, natural gas lines, and major population centers. In Shenandoah we intend to purchase two different parcels of land totaling approximately 88 acres from a private individual who owns these two parcels. We have acquired options to purchase the land. The original options are set to expire on June 30, 2005, which is prior to the expiration date of this offering, so the options have been extended to November 30, 2005. The options provide for a purchase price of $7,500 per acre and any crops growing on the subject property at the time the option is exercised remain the property of the seller. The city would then donate an additional parcel of land of approximately 11 acres to us that lies to the Southeast of these two parcels. A letter of intent has been signed with the City of Shenandoah to this effect. The rail lines of Burlington Northern run along the Southern border of the City's property. These lines will connect us to the regional and national ethanol markets of the U.S. Final site selection will be contingent on analysis of such issues as cost of water, utilities and transportation, and upon raising sufficient funds to allow for construction, the securing of additional financing needed, and obtaining necessary permits and approvals to build at the selected location. Our board has reserved the right, in their sole discretion, to modify or change the location for any reason. These options and letters of intent are currently our only property other than cash holdings. There are no affiliations with the Company, or any of our directors, and the owners of the land from whom we intend to acquire the land to build our Plant.

Transportation and Delivery

         The Plant will have the facilities to receive grain by truck and rail and to load ethanol and distiller's grains onto trucks and rail cars. The Burlington Northern and Santa Fe Railway currently provides rail service to the Shenandoah site. However, as stated elsewhere in this prospectus, an 18 mile span of rail running from Red Oak, Iowa to Shenandoah must be upgraded to meet Hazmat (Hazardous Materials) Standards. BNSF, in meetings, has verbally agreed to do the work necessary to bring the rail up to Hazmat Standards at a cost of approximately $3,500,000 dollars that the Company, Eaton Corporation, Essex Elevator and DeBruce Grain have all agreed to give upfront to BNSF. The Company's share will be approximately 2.4 million dollars. BNSF has then agreed to pay us back for that amount over a 5-8 year period. Other potential sites may be served by the same railroad. We expect to negotiate a marketing service relationship with the appropriate railroad, but do not currently have any agreement for the provision of such services. In terms of freight rates, rail is considerably more cost effective than trucking to the majority of our ethanol and DDGS markets.

Utilities

         The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality is also an important consideration.

         Natural Gas

         The Plant will produce process steam from its own boiler system and dry the DDGS by-product via a direct gas-fired dryer. We anticipate the Plant will use approximately 5,500 deca-therms per day. The price of natural gas is volatile, therefore we expect to use hedging strategies to protect us from the volatility of gas prices. We have hired U.S. Energy Services, Inc., who is experienced in doing this to assist us. Although, as described in the following paragraph, Mid American Energy has agreed to construct a gas pipeline to our plant, we will not be committed to purchase natural gas from Mid American. We expect to purchase natural gas from the best possible source at any given time and simply pay a tariff fee to Mid American for transporting the gas through the pipeline. We could choose to purchase natural gas from Mid American and/or Northern Natural Gas, but we have not yet entered into any agreement with a utility regarding the specific type and nature of service to be provided.

         If we were to chose the site at Shenandoah, to access sufficient supplies of natural gas to operate the Plant, a connection to a distribution pipeline located underground, which lies about 9 miles away from the site will be required. Mid American Energy has agreed that they would pay for the majority of the costs to run the additional pipe needed to make our Plant operational. However, we would be expected to pay for approximately $1,500,000 of those additional costs. We have entered into an agreement with U.S. Energy Services, Inc. to act as our natural gas purchaser and we anticipate entering into agreements, with the assistance of U.S. Energy Services, with a natural gas supplier(s) at whatever site we choose before we begin construction of the Plant. U.S. Energy Services, Inc. will also act as our risk manager where natural gas is concerned.

         Electricity

         The proposed plant will require approximately 30,000,000 kilowatts hours per year. We have been in discussions with Mid American Energy concerning the purchase of electricity. We believe that we will be able to purchase electricity from Mid American and that Mid American will supply electricity to the plant at rates that will be favorable for the Company for a period of 5 years at the Shenandoah site. Electricity at other sites in Iowa may or may not be supplied by Mid American, but we would expect to be able to negotiate favorable rates at other sites with Mid American or other electricity providers. However, no assurance can be given that we would be able to negotiate favorable rates at any of the sites. We would anticipate negotiating an agreement with a power supplier at any site before we began construction of the Plant.

         Water

         We will require a significant supply of water. The water requirements for a 50 million-gallon per-year plant are approximately 400 to 600 gallons per minute. That is approximately 864,000 gallons per day if we were to use the maximum amount. Much of the water used in an ethanol plant is recycled back into the process. We will need boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler. Recycled water cannot be used for this process. Cooling tower water is deemed non-contact water (it does not come in contact with the mash) and, therefore, can be regenerated back into the cooling tower process. We anticipate using "grey water" that the City has agreed to give us for the cost of pumping the water from their treatment plant to our site, for this part of the Plant at the Shenandoah site. This water will makeup about two thirds of the water that we will use at the Plant. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent facilities. At most, there should be no more than 300 gallons per minute of non-contact cooling water effluent. Each of the proposed sites has sufficient water to meet our needs and we have negotiated water rates with the City of Shenandoah, Iowa that we believe will be favorable to the Company.

         We anticipate purchasing the potable water that we will need for the distillation process itself (water that will come into contact with the mash) from the City of Shenandoah also. We have discussed our water needs with the City's water plant superintendent, Kirk Kemper, on various occasions to make sure that there is sufficient water for the Plant's operations. Mr. Kemper has also had conversations with engineers at Fagen, Inc. to understand more fully the exact amounts and types of water that will be necessary at our facility. Each time we have had conversations with Mr. Kemper, including conversations after he had been in contact with the engineers at Fagen, we have been assured that the community has sufficient water to meet our needs and that our water usage will not have any adverse effects on the needs of other water users in the community.

Our Primary Competition

         We will be in direct competition with numerous other ethanol producers, many of whom have much greater resources. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our proposed Plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. Because we will not be on mainline rail, but rather on a spur off of the mainline of the BNSF, if we do not place a sufficient amount of rail cars on the rail throughout the year, there is a possibility that BNSF could shortline the spur and sell it to a third party that would then run the line. If that were to happen, we could be at a competitive disadvantage over other plants that are located on mainline rail, because our freight charges could be higher if the shortline owners were to charge us higher prices than BNSF to move our products over the 18 mile span to Red Oak.


         We also face competition from foreign producers of ethanol and such competition may increase significantly in the future. According to information obtained from the website of the Iowa Farm Bureau, at this time, there are large international companies that have much greater resources than we have, including Cargill, developing foreign ethanol production capacity. Cargill is currently developing ethanol production capacity in El Salvador to process Brazilian ethanol for export to the U.S. Long-standing U.S. trade preferences for Caribbean and Central American countries allow them to ship ethanol to the U.S. duty-free, avoiding a 54 cent per gallon import tariff that would otherwise apply. 61 million gallons of ethanol were brought into the U.S. through the Caribbean in 2003, to avoid said tariff, most of it reprocessed Brazilian ethanol. Brazil is the world's largest ethanol producer. They make ethanol primarily from sugarcane for about half of what it costs to make ethanol from corn in Iowa. Brazil exported another 10 million gallons of ethanol directly to the U.S. in 2003, even with the full import tariff. They could export even more this year. If significant additional foreign capacity is created, such facilities could produce a glut of ethanol on the world markets. Such a glut could lower the price of ethanol throughout the world, including the U.S. If this were to happen, it could have an adverse effect our operations and potential profitability.

         Further, if the import duty on foreign ethanol were to ever be lifted for any reason, our ability to compete with such foreign companies would be drastically reduced. Although, at this time, such risks cannot be precisely quantified, we believe that such risks exist, and could increase in the future, and anyone contemplating a purchase of the securities being offered herewith should be aware of them and consider them in making their investment decision.


         Another risk we face is that because we do not presently have any contracts to acquire corn from any producers, we may have to pay more for corn than other plants that do have existing contracts. We believe we can compete favorably with other ethanol producers due to our proximity to ample grain supplies at favorable prices, because, historically, the price of corn in the Southwest region of the State has been, more often than not, lower than in other regions of Iowa. However, no guarantee can be given that the prices will remain lower or that we will be able to purchase corn at lower prices than our competition.

         During the last twenty years, ethanol production capacity in the United States has grown from almost nothing to an estimated 3.6 billion gallons per year. Plans to construct new plants or to expand existing plants have been announced which would increase capacity by approximately 754 million gallons per year. This increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol.

         The ethanol industry has grown to approximately 82 production facilities in the United States. Industry authorities estimate that these facilities are capable of producing approximately 3.6 billion gallons of ethanol per year. The largest ethanol producers include Archer Daniels Midland, Cargill, Minnesota Corn Processors, Midwest Grain, Williams Energy Service, New Energy Corporation and High Plains Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional entities recently formed, or in the process of formation, of a similar size and with similar resources to ours.

         The following table identifies all of the producers in the United States that we are aware of along with their production capacities.

                              U.S. FUEL ETHANOL PRODUCTION CAPACITY
                                million gallons per year (mmgy)

COMPANY                                   LOCATION              FEEDSTOCK     Current        Under
                                                                              Capacity   Construction/
                                                                               (mmgy)     Expansions
                                                                                            (mmgy)
Abengoa Bioenergy Corp.                   York, NE              Corn/milo        55
                                          Colwich, KS                            25
                                          Portales, NM                           15           15
ACE Ethanol, LLC                          Stanley, WI             Corn           30
Adkins Energy, LLC*                       Lena, IL                Corn           40
AGP*                                      Hastings, NE            Corn           52
Agra Resources Coop. d.b.a. EXOL*         Albert Lea, MN          Corn           40
Agri-Energy, LLC*                         Luverne, MN             Corn           21
Alchem Ltd. LLLP                          Grafton, ND             Corn           10.5
Al-Corn Clean Fuel*                       Claremont, MN           Corn           30
Amaizing Energy, LLC*^                    Denison, IA             Corn                        40
Archer Daniels Midland                    Decatur, IL             Corn         1070
                                          Cedar Rapids, IA        Corn
                                          Clinton, IA             Corn
                                          Columbus, NE            Corn
                                          Marshall, MN            Corn
                                          Peoria, IL              Corn
                                          Wallhalla, ND        Corn/barley
Aventine Renewable Energy, Inc.           Pekin, IL               Corn          100

                                       41

                                          Aurora, NE              Corn           40
Badger State Ethanol, LLC*                Monroe, WI              Corn           48
Big River Resources, LLC*                 West Burlington,        Corn           40
                                          IA
Broin Enterprises, Inc.                   Scotland, SD            Corn            9
Bushmills Ethanol, Inc.*^                 Atwater, MN             Corn                        40
Cargill, Inc.                             Blair, NE               Corn           85
                                          Eddyville, IA           Corn           35
Central Iowa Renewable Energy, LLC*^      Goldfield, IA           Corn                        50
Central MN Ethanol Coop*                  Little Falls, MN        Corn           20.5
Central Wisconsin Alcohol                 Plover, WI            Seed corn         4
Chief Ethanol                             Hastings, NE            Corn           62
Chippewa Valley Ethanol Co.*              Benson, MN              Corn           45
Commonwealth Agri-Energy, LLC*            Hopkinsville, KY        Corn           23
Corn Plus, LLP*                           Winnebago, MN           Corn           44
Dakota Ethanol, LLC*                      Wentworth, SD           Corn           50
DENCO, LLC*                               Morris, MN              Corn           21.5
East Kansas Agri-Energy, LLC*^            Garnett, KS             Corn                        35
ESE Alcohol Inc.                          Leoti, KS             Seed corn         1.5
Ethanol2000, LLP*                         Bingham Lake, MN        Corn           30
Glacial Lakes Energy, LLC*                Watertown, SD           Corn           48
Golden Cheese Company of California*      Corona, CA           Cheese whey        5
Golden Grain Energy, LLC*                 Mason City, IA          Corn           40
Golden Triangle Energy, LLC*              Craig, MO               Corn           20
Grain Processing Corp.                    Muscatine, IA           Corn           20
Granite Falls Energy, LLC^                Granite Falls, MN       Corn                        45
Great Plains Ethanol, LLC*                Chancellor, SD          Corn           50
Hawkeye Renewables, LLC                   Iowa Falls, IA          Corn           45
Heartland Corn Products*                  Winthrop, MN            Corn           36
Heartland Grain Fuels, LP*                Aberdeen, SD            Corn            8
                                          Huron, SD               Corn           14
Husker Ag, LLC*                           Plainview, NE           Corn           24
Iowa Ethanol, LLC*                        Hanlontown, IA          Corn           55
Illinois River Energy, LLC^               Rochelle, IL            Corn                        50
James Valley Ethanol, LLC                 Groton, SD              Corn           50
KAAPA Ethanol, LLC*                       Minden, NE              Corn           40
Land O' Lakes*                            Melrose, MN          Cheese whey        2.6
Lincolnland Agri-Energy, LLC*             Palestine, IL           Corn           40
Lincolnway Energy, LLC*^                  Nevada, IA              Corn                        50

                                       42

Liquid Resources of Ohio^                 Medina, OH         Waste Beverage                    4
Little Sioux Corn Processors, LP*         Marcus, IA              Corn           49
Merrick/Coors                             Golden, CO           Waste beer         1.5
Michigan Ethanol, LLC                     Caro, MI                Corn           50
MGP Ingredients, Inc.                     Pekin, IL            Corn/wheat        78
                                                                 starch
                                          Atchison, KS
Mid-Missouri Energy, Inc.*^               Malta Bend, MO          Corn                        40
Midwest Grain Processors*                 Lakota, IA              Corn           50           45
Midwest Renewable Energy, LLC             Sutherland, NE          Corn           15
Miller Brewing Co.                        Olympia, WA         Brewery waste       0.7
Minnesota Energy*                         Buffalo Lake, MN        Corn           18
New Energy Corp.                          South Bend, IN          Corn          102
Northeast Missouri Grain, LLC*            Macon, MO               Corn           40
Northern Lights Ethanol, LLC*             Big Stone City, SD      Corn           48
Northstar Ethanol, LLC^                   Lake Crystal, MN        Corn                        50
Otter Creek Ethanol, LLC*                 Ashton, IA              Corn           55
Panhandle Energies of Dumas, LP^          Dumas, TX            Corn/Grain                     30
                                                                 Sorghum
Parallel Products                         Louisville, KY     Beverage waste     5.4
                                          R. Cucamonga, CA
Permeate Refining                         Hopkinton, IA         Sugars &        1.5
                                                                starches
Pine Lake Corn Processors, LLC*^          Steamboat Rock, IA      Corn                        20
Platte Valley Fuel Ethanol, LLC           Central City, NE        Corn           40
Pro-Corn, LLC*                            Preston, MN             Corn           40
Quad-County Corn Processors*              Galva, IA               Corn           23
Reeve Agri-Energy                         Garden City, KS       Corn/milo        12
Siouxland Energy & Livestock Coop*        Sioux Center, IA        Corn           22
Sioux River Ethanol, LLC*                 Hudson, SD              Corn           55
Tall Corn Ethanol, LLC*                   Coon Rapids, IA         Corn           49
Tate & Lyle                               Loudon, TN              Corn           67
Trenton Agri Products, LLC                Trenton, NE             Corn           30
Tri-State Ethanol Co., LLC*               Rosholt, SD             Corn           18
United WI Grain Producers, LLC*^          Friesland, WI           Corn                        40

                                       43

U.S. Energy Partners, LLC                 Russell, KS          Milo/wheat        40
                                                                 starch
Utica Energy, LLC                         Oshkosh, WI             Corn           48
VeraSun Energy Corporation                Aurora, SD              Corn          102
VeraSun Fort Dodge, LLC^                  Ft. Dodge, IA           Corn                       110
Voyager Ethanol, LLC*^                    Emmetsburg, IA          Corn                        50
Western Plains Energy, LLC*               Campus, KS              Corn           30
Western Wisconsin Renewable Energy, LLC*^ Boyceville, WI          Corn                        40
Wyoming Ethanol                           Torrington, WY          Corn            5
Total Existing Capacity                                                        3639.7
Total Under Construction/Expansions                                                          754.0
Total Capacity                                                                 4393.7

* farmer-owned
^ under construction
Last Updated: January 2005

Source: Renewable Fuels Association

Operating Ethanol Plants in the State of Iowa

         There are currently 15 operating ethanol plants in Iowa. Six other plants are currently under construction or are expected to begin construction in the near future. The plants are scattered throughout the State, but are concentrated, for the most part, in the central regions where a majority of the corn is produced. We plan to build our Plant in the southwestern part of Iowa, where corn has historically been less expensive than in many other parts of the State.

Competition from Alternative Fuel Additives

         Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far great resources. New products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.

         The development of ethers to be used as oxygenates may provide a growth segment for ethanol. Ethers are composed of isobutylene (a product of the refining industry) and ethanol or methanol. The products are ethyl tertiary butyl ether ("ETBE") or methyl tertiary butyl ether ("MTBE"). We expect to compete with producers of MTBE, a petrochemical derived from methanol that costs less to produce than ethanol. MTBE is a commonly used oxygenate used in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Many major oil companies produce MTBE, and strongly favor its use because it is petroleum based. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

         However, MTBE has been linked to groundwater contamination at various locations in the east and west. As a result, California passed legislation which completely phased out MTBE from its gasoline pool as of January 1, 2004. Similarly, New York and Connecticut passed legislation to phase out the use of MTBE by December 31, 2004. According to the Energy Information Administration, sixteen states have banned the use of MTBE, due to concerns over groundwater contamination, and other states are proposing to do so. Ethanol is the most readily available substitute for MTBE in these markets. Assuming that more states, and/or the US Environmental Protection Agency, force elimination of MTBE, we would expect the demand for ethanol to increase.

         MTBE's advantages over ethanol in a blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, MTBE's low affinity for water allows it to be distributed through existing pipeline systems, as contrasted with ethanol, which must be shipped via transport truck or rail car. In addition, blending MTBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

         Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology less desirable or obsolete. The Plant is a single-purpose entity and has no use other than the production of ethanol and associated products. Any such event may have a material adverse effect on our operations, cash flows and financial performance.

Employees

         We presently have no permanent employees. Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We will operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, such event may have a material adverse effect on our operations, cash flows and financial performance.

         Prior to completion of the Plant construction and commencement of operations, we intend to hire approximately 32 employees. Approximately ten of our employees will work in management and administration and the remainder will work in Plant operations.

         The following table represents some of the anticipated positions within the plant and the minimum number of individuals we intend to employ for each position:


Position                                               Number Employed
-------------------------------------------------------------------------------
General Manager                                               1
Plant Manager                                                 1
Commodities Manager                                           1
Controller                                                    1
Lab Manager                                                   1
Lab Technician                                                2
Secretary/Clerical                                            4
Shift Supervisors                                             4
Maintenance Supervisor                                        1
Maintenance Craftsmen                                         4
Plant Operators                                               12
                                               --------------------------------
TOTAL                                                         32

         The position titles, job responsibilities and numbers allocated to each position may differ when we begin to employ individuals for each position.

         We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements are expected to require such officers and employees to keep strictly confidential all proprietary information developed or used by us in the course of our business.

Sales and Marketing

         We intend to sell and market the ethanol and distiller's grains produced at the Plant through normal and established markets. We hope to market all of the ethanol produced with the assistance of an ethanol distributor, but have not entered into any agreements regarding the sale of our ethanol. Similarly, we hope to sell all of our DDGS through the use of an ethanol-byproducts marketing firm, but have not entered into any agreements regarding the sale of our DDGS.

         We do not plan to hire or establish a sales organization to market any of the products or by-products we produce. Consequently, we will be extremely dependent upon the entities we plan to engage to purchase or market each of our products.

Strategic Partners and Development Services Team

         We have entered into a non-binding letter of intent with Fagen, Inc. in connection with the design, construction and operation of the proposed Plant. However, the Company reserves the right to contract with another firm if it deems that doing so would be in the best interests of the Company.

         Fagen, Inc.

         Fagen, Inc. has been involved in the construction of more ethanol plants than any other company in this industry. Fagen, Inc. is providing two services for the project. First, Fagen, Inc. is acting as co-developer for the project. Second, Fagen, Inc. will act as the general contractor on the project. Fagen, Inc. has extensive experience in the area of heavy industrial projects, particularly agricultural based facilities. The expertise of Fagen, Inc. in integrating process and facility design into a construction and operationally efficient facility is very important. In particular, Fagen, Inc. has been the principal contractor on approximately 28 ethanol projects and has performed significant work on over 50 ethanol plants in the United States. In many instances, Fagen, Inc. has been asked to return to the plant as the maintenance contractor or follow up construction for major expansions. Fagen, Inc. has done repeat work for Chief Ethanol Fuels and Minnesota Corn Processors, both of whom rank in the top ten in terms of the largest ethanol producers.

         Fagen, Inc.'s understanding of operational efficiencies and integration of various processes are essential to our success. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its investment and desire to facilitate the project's successful transition from start-up to day-to-day profitable operation.

         ICM, Inc.

         ICM, Inc. is a full-service, engineering, manufacturing and merchandising firm based in Colwich, Kansas and is expected to be a principal subcontractor for the Plant. ICM, Inc. is expected to provide the process engineering operations for Fagen, Inc. ICM, Inc.'s merchandising operation currently procures and markets various grain products. We have not signed a letter of intent or any other agreement with ICM, Inc. We anticipate that Fagen, Inc. will retain ICM, Inc. as a primary engineering contractor based on statements made by Fagen, Inc. However, there can be no assurance that Fagen, Inc. will retain ICM, Inc.

         ICM, Inc. personnel have over 60 years of combined dry and wet mill operation and design experience. They have been involved in the research, design, and construction of ethanol plants for many years. Principals of ICM, Inc. have over twenty years of experience in the ethanol industry and have been involved in the design, fabrication and operations of many ethanol plants.

         Since 1995, ICM, Inc. has developed a very successful new design for DDG dryers and estimates that it currently has more than seventy-five percent of the market for DDG dryers. ICM, Inc. and Fagen, Inc. work closely with Phoenix Bio-Systems, which brings over twenty years of brewery and ethanol production experience. Phoenix Bio Systems designed a Bio-Methanator, a high rate treatment system for organics in wastewater. We anticipate that our Plant will use a methanator provided by Phoenix Bio Systems. The methanator, combined with ICM, Inc.'s ethanol plant design, allows for the development of zero process water discharge ethanol plants. This design will be incorporated into our proposed ethanol plant allowing a no process water discharge during normal operation.

         Letter of Intent

         We have executed a letter of intent with Fagen, Inc. The letter of intent states that Fagen, Inc. will enter into good faith negotiations with us to prepare definitive agreements for financial, design and construction services. Fagen has indicated to us that they will sub-contract with ICM and Phoenix Bio Systems in the construction of our Plant. While Fagen often works closely with ICM and Phoenix Bio Systems, to the knowledge of the Company, these entities are not affiliated and none of these entities are affiliated with Green Plains or any of our officers, directors or affiliates. It is estimated we will pay Fagen, Inc. up to $56.619 million in exchange for the following services:

         o Providing a preliminary design and construction schedule and a guaranteed maximum price for the design and construction of the ethanol plant;

         o Assisting us with site evaluation and selection, pre-development activities, including, but not limited to, government approvals, coordination of civil and soil engineering, railroad spur design, etc;

         o Providing the needed construction expertise, sufficient financial responsibility to satisfy construction lender requirements, designing and building the ethanol plant; and

         o Assisting us in locating appropriate operational management for the Plant.

         We will also be responsible for fees and expenses related to financing, such as printing and publication expenses, legal fees, ratings, credit enhancements, trustee or agent fees and any registration fees.

Construction of the Project--Proposed Design-Build Contract

         Fagen, Inc. has advised us that it will provide to us a proposed Design-Build contract. No Design-Build contract has been executed with respect to this project. The Design-Build contract is expected to be completed and executed prior to closing of our larger equity offering. However, no assurances can be given that a Design-Build contract will be entered into with Fagen, Inc. The proposed Design-Build contract is subject to modification and approval by lenders. Pursuant to the proposed Design-Build contract, Fagen, Inc. will act as our general contractor and will design and construct the Plant.

         We hold no patents, trademarks, licenses, franchises or concessions and no such intellectual property rights are expected to be obtained from Fagen, Inc. in connection with the Design-Build contract or otherwise. We have been informed by representatives of both Fagen, Inc. and ICM, Inc. that ICM, who we anticipate will work closely with Fagen, Inc. during the construction of our Plant, does own intellectual property rights to certain systems and processes that will be incorporated into our Plant. We have been informed by these representatives that the necessary licenses to use the technology will be granted to us when, and if, we enter into a final construction agreement with Fagen, Inc. and that the bid price of $59.19 million to construct the Plant in our letter of intent with Fagen, Inc. already includes any such licensing fees that we would be required to pay for the use of such rights. We believe that no other person or entity holds any intellectual property rights that will directly or indirectly affect our proposed business plan.

General Terms and Conditions

         Based on terms of other Design-Build contracts into which Fagen, Inc. has entered, and our proposed letter of intent with Fagen, Inc., we have identified typical terms generally included in such Design-Build contracts.

         We expect to pay Fagen, Inc. up to an anticipated maximum of $56,619,000 to design and construct the Plant. All drawings, specifications and other construction related documents would belong to Fagen, Inc. We will be granted an irrevocable limited license to use such drawings, specifications and related documents in connection with our occupancy of the Plant. If the contract is terminated by us without cause or by Fagen, Inc. for cause, such as failure to pay undisputed amounts when due, then we may be required to pay Fagen, Inc. a fee of $1,000,000 if we resume construction of the Plant through our own employees or third parties.

         We expect to make payments to Fagen, Inc. on an agreed upon progress billing basis, based upon monthly applications for payment submitted to us by Fagen, Inc. for all work performed as of the date of the application. We expect to retain 10% of the amount submitted in each application for payment. When at least 50% of the work has been completed, and approved for operation by government authorities, we expect to pay the full amount of each application for payment. When the Plant is substantially completed, we expect to pay Fagen, Inc. all amounts we have retained. If we do not pay all undisputed amounts within five days after the due date, we expect to be charged interest at a rate of approximately 18% per year.

         If Fagen, Inc. encounters "differing site conditions," it will expect to be entitled to an adjustment in the contract price and time of performance, if such conditions adversely affect its costs and performance time. By "differing site conditions," we mean any concealed physical conditions at the site that:

         o Materially differ from the conditions contemplated in the contract;
         or

         o Any unusual conditions which differ materially from the conditions ordinarily encountered in similar work.

         We expect that once the proposed Design-Build contract is executed and we have graded the site pursuant to Fagen, Inc.'s and ICM, Inc.'s specifications, work on the Plant will begin within five days from our notice to proceed. We expect substantial completion of the Plant to occur no later than 550 calendar days after Fagen, Inc. receives notice from us to proceed. By "substantial completion," we mean when the Plant is sufficiently complete so that we can occupy and use the plant to produce ethanol.

         In addition, Fagen, Inc. is expected to be responsible for the following:

         o Providing all necessary design services, such as architectural, engineering and other professional design services, consistent with applicable law and provided by licensed design professionals either employed by Fagen, Inc. or qualified independent licensed design consultants;

         o Performing all work in accordance with all legal requirements;

         o Obtaining all permits, approvals, licenses and fees related to the construction of the Plant, except that we will be responsible for obtaining an Air Pollution Construction and Operation Permit and National Pollutant Discharge Elimination permits;

         o Performing its responsibilities in a safe manner so as to prevent damage, injury or loss;

         o Providing to us a warranty that the work performed for us is of good quality, conforms to all contract and construction documents, and is free of defect in materials and workmanship;

         o For a period of one year after substantial completion, correcting, at their cost, any defects in materials and workmanship and commencing correction of defects within seven days of receipt of notice from us that the work performed was defective;

         o Obtaining and providing us with a certificate of insurance covering claims arising from worker's compensation or disability; claims for bodily injury, sickness, death or disease, regardless of whether the person injured was an employee of Fagen, Inc.; claims for damage or destruction of tangible personal property; claims for damages arising from personal injury, death or property damage resulting from ownership, use and maintenance of any motor vehicles; or claims pursuant to any duty to indemnify. Such insurance must be maintained throughout the development and construction of the Plant; and

         o Indemnifying, defending and holding us, our officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, for any bodily injury, sickness, death or damage or destruction of property if such arises from the negligent acts or omissions of Fagen, Inc., its consultants, agents or employees.

         We expect to be responsible for the following:
         o Obtaining and maintaining liability insurance to protect us from any claim that may arise from performance of our responsibilities;

         o Obtaining and maintaining property insurance for the full insurable value of the Plant, including professional fees, overtime premiums and all other expenses incurred to replace or repair the ethanol plant;

         o Indemnifying, defending and holding Fagen, Inc., its officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, for any bodily injury, sickness, death or damage or destruction of property due to the negligent act or omission of any separate contractors we hire;

         o Rough grading the construction site to the specifications of Fagen, Inc. or ICM, Inc.;

         o Providing at least one access road of sufficient quality to withstand semi-truck traffic;

         o Procuring an Air Pollution Construction and Operation permit;

         o Obtaining the necessary Iowa, (and/or other presiding government authority) air and water discharge permits;

         o Providing for a continuous supply of natural gas of at least 1.5 billion cubic feet per year and supply meter and regulators to provide burner tip pressures as specified by ICM, Inc.;

         o Providing a continuous supply of electricity of 15,000 kva, 12,400-volt electrical energy, a high voltage switch, a substation, if required, and meter as specified by the electric company; and

         o Providing rail tracks, ties and ballast to the Plant at grades specified by ICM, Inc.

         We expect that Fagen, Inc. will have the right to stop or postpone work and to reasonably adjust the time for completion of the Plant if any of the following occurs:

         o We do not provide reasonable evidence indicating that we have adequate funds to fulfill all our contractual obligations or do not pay amounts properly due according to the progress payments, without cause, and we do not cure within seven days after we receive notice from Fagen, Inc. and work on the Plant has stopped;

         o Any acts, omissions, conditions, events or circumstances beyond its control, if the act or omission was not caused by Fagen, Inc. or anyone for whom they are responsible. If Fagen, Inc.'s delay in performance is caused by us or those under our control, then the contract price may be appropriately adjusted;

         o The presence of any hazardous conditions at the construction site. Upon receiving notice of a hazardous condition, we must immediately proceed to correct the condition. After the condition is corrected and our experts provides written certification that the hazardous condition has been corrected and all necessary governmental approvals have been obtained, Fagen, Inc. should resume work in the effected area. Fagen, Inc. may be entitled to an adjustment in price and time for completion of the Plant if its price and time for performance has been adversely affected by the hazardous condition;

         o Work on the Plant has stopped for 60 consecutive days, or more than 90 days total, because of any order from us or a court or governmental authority, if such stoppage is not because of any act or omission of Fagen, Inc. or because we failed to provide Fagen, Inc. with information, permits or approvals for which we will be responsible. Fagen, Inc. may terminate the Design-Build contract if we do not begin to correct the above within seven days after receipt of Fagen, Inc.'s termination notice.

         We expect to have the right to terminate the Design-Build contract for any reason; but if our termination is without cause, then we expect to be required to provide Fagen, Inc. with 10 days prior written notice. In addition, we expect to be required to pay Fagen, Inc. for the following:

         o All work completed to date and any proven loss, cost or expense incurred in connection with such work;

         o Reasonable costs and expenses attributable to the termination, including demobilization costs and amounts due to settle terminated contracts with subcontractors and consultants; and

         o Overhead and profit in the amount of 15% of the sum of the above payments to the point of termination.

         Dispute Resolution

         It is anticipated that the Design-Build contract will provide that any party making a claim must provide written notice within a reasonable time, but not to exceed 21 days after the occurrence. Disputes would first be resolved through discussions between Fagen, Inc and us. If the dispute is still not resolved, then the parties would submit the matter to non-binding mediation. In the event that the dispute is still not settled, the matter must be resolved by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, unless the parties agree otherwise. The determination of the arbitrator is expected to be final and may not be appealed to any court. The prevailing party in any arbitration proceeding is entitled to recover reasonable attorney's fees and expenses incurred.

         Limitation of Consequential Damages

         It is anticipated that the Design-Build contract will provide that we may be entitled to receive either consequential damages for losses such as loss of use, profits, business, reputation or financing, or liquidated damages approximating $8,000 per day in the event Fagen, Inc. fails to substantially complete the Plant on the scheduled substantial completion date.

         It is anticipated that the substantial completion date will be approximately 12 to 16 months after the close of our proposed public offering. It is also anticipated that if Fagen, Inc. finishes the Plant and it is fully operational on or before the scheduled substantial completion date, we expect that we may be asked to pay Fagen, Inc. a performance bonus of a certain amount per day for those days delivered prior to the scheduled substantial completion date. That amount will be negotiated in the future.

         Construction and Timetable for Completion of the Project

         Assuming this offering is successful, and we are able to complete our proposed public offering and secure the debt portion of our financing, we estimate that the project will be completed approximately 12 to 16 months after we close on our proposed public offering. This schedule assumes that two months of detailed design will occur prior to closing and a twelve to sixteen-month construction schedule followed by two months of commissioning. This schedule also assumes that weather, interest rates, and other factors beyond our control do not upset our timetable. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.

Regulatory Permits

         We anticipate that we will engage an environmental consulting firm to coordinate, advise and assist us with obtaining certain environmental, occupational health, and safety permits, plans, submissions, and programs. Many of those permits are discussed below. In addition to these permits, we will apply for other local, state, and federal permits related to environmental, occupational health, and safety requirements as needed. The information below is based in part on information generally relied upon by consultants and may include certain assumptions regarding the accuracy of specifications provided by manufacturers of the equipment and other components used in the construction of the Plant. Pursuant to the anticipated Design-Build contract, Fagen, Inc. and ICM, Inc. are expected to be responsible for all construction permits.

         Waste Water Discharge Permit

         This Plant will be a zero-discharge facility. We expect that we will use water to cool our closed circuit systems in the Plant. In order to maintain a high quality of water for the cooling system, the water will be continuously replaced with make-up water. As a result, this plant will discharge clean, non-contact cooling water from boilers and the cooling towers. Several discharge options, including publicly owned treatment works, use of a holding pond, discharge to a receiving stream, subsurface infiltration, irrigation and other options are under consideration by our consulting engineers and us. All of our waste water will be returned to the City of Shenandoah, therefore, it is our understanding that we will not need to apply for this permit because we will not be releasing waste water. The disposal of waste water will be the City's responsibility.

         Storm Water Discharge Permit and Storm Water Pollution Prevention Plan (SWPPP Permits)

         Before we can begin construction of our Plant, we must also obtain an Industrial Storm Water Discharge Permit from the Iowa Department of Natural Resources ("IDNR"). This permit is required for any construction project. We have been informed by the IDNR that we simply have to file a Notice of Intent in a local newspaper as well as a Notice of Intent to them. This permit will be classified as either general or specific by the IDNR and the application for it must be filed before construction begins. In connection with this permit and notice, we must also have a Storm Water Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution. It is our intention to hire an environmental consulting firm experienced in developing such plans prior to construction.

         If the IDNR does not object to the notice of intent, we could begin construction and allow storm water discharge fourteen days after the filing. As part of the application for the Construction Site Storm Water Discharge Permit, we will need to prepare a construction site erosion control plan. We would also be subject to certain reporting and monitoring requirements. This is also something we intend to hire out to a third party experienced with plans and filings.

         Although we are currently in discussions with several entities that could do this work for us, we have not yet entered into any agreements with any such third parties, nor have we applied for these permits for two reasons: 1) until this writing, we had not yet received the needed approval from the FAA to build in Shenandoah; and 2) we will not be able to build the Plant unless this Offering is successful. Therefore, we do not intend to apply for these permits or any of the other needed permits until after the successful completion of this Offering. However, we may begin the process of applying for these permits before the successful completion of this Offering, if, during our equity drive, it appears that we will be successful in our fundraising efforts. We do not believe that waiting to apply for the Storm Water Discharge Permit will delay our anticipated construction schedule.

High Capacity Well Permit

         We believe at this time that we will have a sufficient supply of water to meet the needs of the Plant. However, we are considering the advantages of drilling a new high capacity well to use as a back-up water supply to meet the plant's water needs. If we were to determine that a well was needed, or that a well could be drilled in the area, we would need to apply to the IDNR for a High Capacity Well Permit. Before issuing such a permit, the IDNR will require us to calculate the drawdown of water levels in the major stratigraphic at various distances away from the pumping well and the effect of the well on the town well.

         Bureau of Alcohol, Tobacco and Firearms Requirements

         Before we can begin operations, we will have to comply with applicable Bureau of Alcohol, Tobacco and Firearms ("ATF") regulations. These regulations require that we first make application for and obtain an alcohol fuel producer's permit. 27 CFR ss.19.915. The application must include information identifying the principal persons involved in our venture and a statement as to whether any such person has ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked, or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond pursuant to 27 CFR ss. 19.957. There are other taxation requirements related to special occupational tax and a special tax stamp.

         FAA

         The proposed site in Shenandoah, Iowa is situated within a few thousand feet of the Shenandoah airport. Our highest structure, the grain lift between our two main storage silos, is anticipated to be 165'. Therefore, we needed to receive approval from the FAA to build the Plant at the Shenandoah site.

         The City Engineer in Shenandoah, who has had significant dealings with the FAA indicated to us that he didn't believe there would be a problem if we kept the structure below 150'. Engineers at Fagen, Inc. indicated that that had faced that problem before and stated that they could redesign the Plant to keep the grain lift under 150'. Therefore, we applied to the FAA for the approval to build the Plant with the highest structure not to exceed 150'. We were granted that approval on January 6, 2005 and have resubmitted for approval to build a 165' structure. We decided to do it this way because the City Engineer and the

City Administrator in Shenandoah indicated to us that getting approval for a 165' structure would probably take more time. Therefore, we hoped to have approval within 30 days to build the Plant with the highest structure being 150' and then submitting for the 165' structure. After receiving approval to build at 150', we believe this is no longer an obstacle to building the Plant at the proposed site in Shenandoah.

         EPA

         Even if we receive all environmental permits for construction and operation of the Plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than an individual state's environmental administrators. Environmental rules are subject to change, and any such changes could result in greater regulatory burdens.

         Expected Timing of Permitting and Consequences of Delay or Failure

         Without the air pollution construction permits, we will be unable to begin construction. It is anticipated that the air pollution construction permit applications will be filed four months prior to the beginning of construction.

         We anticipate that if granted the air pollution construction and operation permit, we will commence construction thereafter, assuming we successfully complete the offering and secure our debt financing. Once granted, the permit is valid indefinitely until the plant is modified or there is a process change that changes air emissions.

         We have been informed by the IDNR that we must apply for the Storm Water Discharge Permit 90 to 120 days prior to the beginning of construction. We must file a notice of intent and application for a Construction Site Storm Water Discharge Permit 14 days before construction begins. In addition, we must have in place a pollution prevention plan submitted before operations. We have not applied for any of these permits, but plan to do so at the appropriate time. There can be no assurance that these permits will be granted to us.

         We must complete our spill prevention control and countermeasure ("SPCC") plan at or near the time of commencement of operations.

         If we decided to drill a well at the site, we would also need to obtain a high capacity water withdrawal permit before commencing operations, There is no assurance that this permit would be granted. We also plan to enter into negotiations to obtain the rights to one or two wells in close proximity to the proposed site in Shenandoah. However, even if we were to obtain the rights to these wells, we would also have to obtain a different type of permit from IDNR to use the water from these wells in that they are currently only permitted for a different type of use. There is no assurance that these new permits would be granted.

         We must obtain an Alcohol Fuel Producer's Permit, post an operations bond, and file certain information with the Bureau of Alcohol, Tobacco, and Firearms before we begin operations. There is no assurance that this Permit will be granted.

         Without the air pollution construction permit, the waste water discharge permit, the various storm water discharge permits, water withdrawal permit, spill prevention control and countermeasures plan, and alcohol fuel producer's permit, we will be unable to begin or continue operations.

         Small Ethanol Producer Tax Credit

         "Small Ethanol Producers" are allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. Under current law, small ethanol producers are those ethanol producers producing less than 30 million gallons per year. We do not expect to be classified as a small ethanol producer for purposes of the tax credit because we expect to produce approximately 50 million gallons of ethanol per year.

         Although we do not qualify to receive the credit under current law, federal legislation has recently been introduced by U.S Congressman Steve King (R-IA) (H.R. 36) that would change the current law. Congressman King represents the district in which Shenandoah is located. If enacted, this would change the definition of a "Small Ethanol Producer." Specifically, producers producing up to 60 million gallons of ethanol per year would become eligible to receive the credit. If the tax legislation were enacted, we would expect to become able to receive the credit for our first 15 million gallons of annual production. If we do become eligible to receive the credit, this credit could be beneficial to our profits and loss statements. However, there is no assurance that the tax legislation will be passed by the Congress or enacted into law by the President.

         Environmental Compliance Costs

         After construction of the Plant and after we obtain the initial regulatory approvals to operate the Plant, we do not expect that compliance with current applicable federal, state and local environmental regulations will have a material impact on our capital expenditures, earnings or competitive position. After the construction of the Plant is completed, we do not expect to make significant capital expenditures for environmental control facilities during the two fiscal years to follow, or thereafter for the foreseeable future.
 According to Fagen representatives, approximately 6% to 8% of the projected costs to construct the plant will be spent on environmental control facilities. This would equate to expenditures of approximately $3.4 to $4.5 million dollars. The estimates provided in this paragraph are subject to change based on amendments to existing rules or regulations or the adoption of new environmental rules or regulations that may affect the Plant or our operations.

Nuisance

         Even if we receive all EPA and Iowa environmental permits for construction and operation of the Plant, we may be subject to the regulations on emissions by the Environmental Protection Agency. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from odors or other air or water discharges from the Plant, although we do not expect any such claims. To minimize the risk of such claims, we intend to employ a thermal oxidizer.


                                    PROPERTY

         We currently own no plants or other physical properties.

                                   MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

         Set forth below is certain information concerning each of our directors and executive officers as of January 26, 2005.

                                                               With the Company
   Name               Age            Position                        Since
   ----               ---            --------                  ----------------

Barry Ellsworth       51        President/CEO/Chairman                2004

Dan Christensen       58        Treasurer/Secretary/Director          2004
Gary Thien            52        Vice President/Director               2004
David A. Hart         51        Director                              2004
Steven Nicholson      78        Director                              2004
Robert D. Vavra       54        Director                              2004
Brent Lorimor         38        Director                              2004
Hersch Patton         59        Director                              2004

         Our board is divided into three classes. One class of directors is elected at each annual meeting of stockholders for a three-year term. Each year a different class of directors is elected on a rotating basis. The terms of Gary Thien, David Hart, and Brent Lorimor expire at the 2005 annual meeting of stockholders. The terms of Dan Christensen, Steve Nicholson, and Robert Vavra expire at the 2006 annual meeting of stockholders. The terms of Barry Ellsworth and Hersch Patton expire at the 2007 annual meeting of stockholders. The number of directors currently comprising the board of directors is eight. The bylaws authorize from one to nine directors, the exact number of which may be determined by resolution of the board.

Business Experience of Management

         The following is a brief description of the business experience and background of the above-named officers and directors of our Company.

         BARRY A. ELLSWORTH, resides in Las Vegas, Nevada. He assumed his present positions with the Company as President and as a director on June 29, 2004, upon the formation of the Company and is responsible for the day to day operations of the Company. Mr. Ellsworth graduated from Brigham Young University in 1977, with a BA in Communications. He later attended Cal Western School of Law in San Diego, CA. For more than a five year period immediately prior to joining the Company, Mr. Ellsworth has acted as the Managing Director of Red Rock Investment Partners, a financial consulting firm. Earlier, he owned the financial consulting firm of Ellsworth and Associates. Prior to that, he gained experience in finance working as a stockbroker at the firms of Prudential-Bache Securities, Wilson-Davis Securities, and Dean Witter Reynolds. He has been instrumental in taking companies public and has raised capital for various concerns.

         DAN E. CHRISTENSEN, resides in Salt Lake City, Utah. He assumed his present positions with the Company as Treasurer, Secretary and as a director on June 29, 2004, upon the formation of the Company. Mr. Christensen graduated from Brigham Young University with a Bachelor's Degree in Business in 1969 and received a Management Administration Degree from the California Savings and Loan Institute in 1973. He has acted as the CEO of Commercial Mortgage and Investment, LLC, (CMI), with offices in South Jordan, Utah and San Francisco, California, since 1981. CMI provides mortgage banking services for selected real estate projects, nationwide, including real estate development projects for his own account. Mr. Christensen has procured over 3 billion dollars in financing for numerous real estate development projects over the years, including many of his own projects.

         GARY THIEN, resides in Council Bluffs, Iowa. Gary graduated from Iowa State University in Ames, Iowa in 1974, with a Bachelor of Science Degree in Agricultural Business. For the past 10 years, Mr. Thien has owned and operated Thien Farm Management, located in Council Bluffs, Iowa, which manages approximately 20 thousand acres of farm land in Southwest Iowa. He is also a real estate broker and has expertise in commodity marketing, insurance and risk management, budgeting, cash flow analysis, etc. Mr. Thien is also President of the American Society of Farm Managers and Rural Appraisers.

         DAVID A. HART, resides in rural Stanton, Iowa. Dave attended Iowa Western Community College in Council Bluffs, Iowa, where he studied Farm Operations and Management. He began farming in 1973. For more than the past five years, Mr. Hart and his wife Cathy have operated Hart Farms in a 20 mile area around Stanton. This diversified operation includes: Grain Production, Cattle Feeding and Backgrounding, Cow/Calf Production, Custom Farming, Grain Hauling, Custom Spraying, and Seed Sales. Hart Farms plants and harvests approximately 3,000 acres of corn and soybeans. This operation also includes approximately 1,500 acres of hay and pasture. Mr. Hart has served on numerous church and community boards. He is a member of Stanton Fire and Rescue, having served 8 years as Fire Chief. As a Certified Emergency Medical Technician, Dave also serves on the Montgomery County 911 board. Other memberships include the National Cattlemen's Association, Corn and Soybean Associations, and the Farm Bureau.

         R. STEVEN NICHOLSON, resides in Las Vegas, Nevada. Mr. Nicholson served in the US Navy during WWII from 1942-1946. He graduated with an AB in History and Philosophy in 1950 from Wesleyan University. He received an MA in Cultural Anthropology from Syracuse University in 1956 and received a PhD. in the Sociology of Large Scale Organizations/Japanese and Chinese Cultures from Michigan State University in 1971. From 1956-1962 Mr. Nicholson was Director of World Vision Japan. From 1963-1971 he served as the Academic Dean, Lansing Community College-Michigan; 1971-1973 President, Daily College-Chicago; 1973-1976 President, Southern Nevada Community College, Las Vegas; 1976-1985 President, Mount Hood Community College-Oregon; 1985-1990 President, Oakland Community College-Michigan; 1990-1992 Chancellor, Higher Colleges of Technology Abu Dhabi, United Arab Emirates;1992-1994 Christian College Coalition - Oregon; 1994-1999 Senior Fellow for Higher Education-Murdock Charitable Trust Vancouver, Washington. Mr. Nicholson has served on various other boards throughout the years, including Mercy Corps International (International Relief and Development); Pontiac, Michigan Manpower Development Authority; American Association of Community Colleges, Washington, DC; and the World Affairs Council
- Japan/America Society. From January 1999 to the present, Mr. Nicholson has not been employed, but has managed his own investments. Mr. Nicholson has also held the following positions since January 1999: January 1999 to August 2000--Chairman of Mercy Corps International; July 2003 to 2004--member of the Mercy Corps audit committee; March 1998 to March 2003--member of the board of directors of Northwest Autism Foundation; and January 1999 to August 2001--Chairman and CEO of Northwest Autism Foundation.

         ROBERT D. VAVRA, resides in Shenandoah, Iowa. Robert graduated from Black Hills State University in Spearfish, South Dakota in 1972 with Bachelor of Science Degrees in Math and History and graduated from the Graduate School of Banking in Boulder, Colorado in 1991. Robert has been President and Director of Bank Iowa, since 1996. He has worked for the same bank since 1986 in the role of a loan officer and Executive Vice President. Mr. Vavra has served on a number of community boards, over the years, which include the Shenandoah Optimist Club, Shenandoah Memorial Hospital and the Essex Commercial Club. Currently he serves on the Forest Park Manor Board of directors and serves as a member of the Banking Committee for the Shenandoah Chamber and Industry Association, Board of directors.

         BRENT LORIMOR, of rural Farragut, Iowa, was elected to serve as a director of Green Plains Renewable Energy in November of 2004. Brent graduated from Northwest Missouri State University in 1988 and taught vocational agriculture in southeast Iowa for three years before returning home to farm. Since 1992, Mr. Lorimor has been involved in the family farm operation with his brother and mother. Lorimor Farming Corporation consists of 2500 acres of corn and soybeans in Fremont, Page, and Montgomery counties. In addition to the crops, Lorimor Farming Corporation feeds out over 2000 head of cattle annually. Brent is the 5th generation to farm land in the area dating back to 1856. Mr. Lorimor is a member of the Iowa and National Cattlemen's Association, Corn & Soybean Grower's Association, as well as St. Mary's church in Shenandoah, Iowa.

         HERSCHEL C. PATTON II, 59, resides in Salt Lake City, Utah and was elected to the Board of Directors of Green Pains Renewable Energy, Inc. in November of 2004. Hersch attended the University of Nevada/Reno and graduated from flight school in 1970. Hersch was a senior captain and pilot for both Western and Delta Airlines beginning in 1975 until retirement in June 2004. During his tenure as a captain for Delta, Mr. Patton was involved in the ownership and development of various successful commercial and residential real estate ventures including the acquisition and sale of the Jeremy Ranch Golf and Country Club and the Cottonwood Creek Retail Center. Hersch remains active in real estate and various other investments.

Committees of the Board of Directors

         Committees may be established by the directors by resolution and an affirmative vote. The Company anticipates forming an audit committee and a compensation committee in the future. At this time, neither an audit, compensation or any other committee has been created. These functions are being handled by the board of directors.


                             EXECUTIVE COMPENSATION

         None of the Company's officers work for the Company on a full time basis, although Mr. Ellsworth, the Company's President, has spent the majority of his time on the project from March until the present. None of the officers have received any salary, wage or other compensation for services through November 30, 2004, with the exception of Mr. Ellsworth who received stock for services. When the Company was originally incorporated, Mr. Ellsworth paid a total of $87,500 for the 350,000 shares that were issued to him. In consideration for these shares, Mr. Ellsworth paid the Company $50,000 in cash, and the remaining $37,500 was paid to the Company in consideration for services rendered by Mr. Ellsworth for and on behalf of the Company. No arrangements have been made with respect to future compensation and no employment agreements exist with any officer of the Company. There are presently no ongoing pension or other plans or arrangements pursuant to which remuneration is proposed to be paid in the future to any of the officers and directors of the Company. We do reimburse our officers and directors for out of pocket expenses incurred in connection with their service to the Company. It is expected that after the offering is completed that employment agreements and compensation packages will be negotiated.

         We expect to hire a project manager to assist us in the development of the Plant and with other matters. We intend to recruit and hire permanent employees who will be compensated on a regular basis pursuant to agreed upon salaries once the Plant is completed. We expect to offer typical health and other employee benefits.

Director Compensation

         No cash fees or other consideration were paid to our directors for service on the board from inception through November 30, 2004. No arrangements have been agreed with respect to future compensation of our directors. It is anticipated that no compensation will be paid to the directors until completion of the offering. thereafter, it is expected that the board will adopt a reasonable compensation package for the board members.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Since our inception, we have engaged in transactions with related parties. We currently do not have outside directors or unaffiliated stockholders to evaluate related party transactions.

         Sale and Issuance of Common Stock; Promoters

         On July 1, 2004, 550,000 shares of common stock were issued to our two initial directors and founders for cash payments to the Company. Barry A. Ellsworth contributed $87,500 to the Company at that time and was issued 350,000 shares of common stock. Mr. Ellsworth paid the purchase price with $50,000 in cash and $37,500 was paid in consideration for services rendered by Mr. Ellsworth, for and on behalf of the Company. Dan E. Christensen contributed $50,000 to the Company and was issued 200,000 shares of common stock. The average purchase price for these shares was $0.25 per share.

         Messrs. Ellsworth and Christensen were the founders of the Company and may be considered to be promoters. Other than the stock purchases described in the prior paragraph and possible future compensatory arrangements as described in "Management," these gentlemen have not received and are not entitled to receive any assets, services or other consideration from Green Plains. These gentlemen may receive, however, dividends on their common stock at the same rate and on the same terms as every other stockholder of Green Plains.

         On August 26, 2004, Steve Nicholson, a director of the Company, and his wife purchased 28,000 shares of common stock for $70,000.

         Fagen, Inc. and ICM, Inc.

         Fagen, Inc. has indicated that it may purchase up to 200,000 shares in this offering. However, there are no written or binding commitments with respect to the acquisition of securities by Fagen, Inc. and there can be no assurance as to the amount, if any, of securities that Fagen, Inc. will acquire in the offering.

         On November 4, 2004, we entered into a letter of intent with Fagen, Inc., which is expected to contract with ICM, Inc. Fagen, Inc is expected to provide services to us in connection with our plan to build the Plant for a total of $56,619,000, which includes not only the Plant, but also costs associated with operations. Under the terms of the letter of intent, Fagen, Inc. has expressed their intent to enter into definitive agreements to provide design and construction related services. The letter of intent does not constitute a binding agreement, but the parties are obligated to enter into good faith negotiations to prepare definitive agreements. Prior to negotiating definitive agreements, any party could withdraw from the terms of the letter of intent. The board expects that Fagen, Inc. will purchase a minority interest in us.

         Under the letter of intent, Fagen, Inc. agrees to provide services to us in the following areas:

         o Providing a Preliminary Schedule and Guaranteed Maximum Price ("GMP") and Design-Build contract for the design and construction of the proposed Plant;

         o Assisting in all phases of the permitting process including taking a lead role in obtaining all required permits for the construction and operation of the proposed Plant;

         o Designing and building the proposed Plant in accordance with a Design Build Contract, based upon the Design-Build Institute of America form contract; and

         o Assisting in identifying appropriate operational management for the Plant.

Under the letter of intent, we have agreed to pay Fagen, Inc. an aggregate of $56,619,000. Pursuant to a proposed Design-Build contract Fagen, Inc. delivered to us, Fagen, Inc. will act as our general contractor.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 26, 2005, for: (i) each person who is known by us to beneficially own more than five percent of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group. On January 26, 2005 the Company had 765,000 shares of common stock outstanding. Each share is entitled to one vote.

                             Shares
   Name and Address       Beneficially  Percentage
of Beneficial Owner(1)        Owned      of Total        Position
----------------------    ------------  ----------       --------

Barry Ellsworth              350,000       45.8%    President/CEO/Chairman
Dan Christensen              200,000       26.1%    Treasurer/Secretary/Director
Gary Thien (3)                 8,000        1.0%    Vice President/Director
David A. Hart                  8,000        1.0%    Director
Steven Nicholson (4)          28,000        3.7%    Director
Robert D. Vavra (5)            5,000           *    Director
Brent Lorimor                  4,000           *    Director
Hersch Patton                 20,000        2.6%    Director
Executive Officers and       623,000       81.4%
  Directors as a Group
  (8 persons)

* Less than 1%.
--------------

(1) Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the company.
(2) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3)  These shares are held by Mr. Thien and his wife, as joint tenants.
(4)  These shares are held by Mr. Nicholson and his wife, as joint tenants.
(5)  These shares are held by Mr. Vavra and his wife, as joint tenants.

Securities Authorized for Issuance Under Equity Compensation Plans

         We have no securities authorized for issuance under equity compensation plans.

Compensation Committee Interlocks and Insider Participation

         None of our executive officers serve on our Compensation Committee or in a like capacity in any other entity.

Changes in Control

         Other than possible changes in control that may result from the purchase of securities in this offering, management is not aware of any arrangement the operation of which may at a subsequent date result in a change in control of Green Plains.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock currently consists of 25,000,000 shares of common stock, $.001 par value per share. The following descriptions are a summary and qualified in their entirety by the provisions of our Articles of Incorporation and by the provisions of the Iowa Business Corporation Act.

Common Stock

         As of the date of this prospectus, we had 765,000 shares of common stock outstanding. Except as otherwise required by applicable law, all voting rights are vested in and exercised by the holders of the common, with each share of common stock being entitled to one (1) vote. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive or other rights to subscribe for shares.

         The common stock is subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts (including winding-up expenses) must be paid in full before any payment is made to the holders of the common stock. In the event of our bankruptcy, liquidation or reorganization, all common stock will be paid with all our other equity holders. There is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the common stock.

         The Company's Articles of Incorporation provide that the board of directors is divided into three classes and that each class of directors is elected once every three years. The staggered board of directors terms could have the effect of delaying, deferring or preventing a change in control of the Company.

         Dividends

         Dividends are payable at the discretion of our board of directors, subject to the provisions of the Iowa Statutes and our Bylaws. The board has no obligation to pay dividends to stockholders, even if we were to become profitable. We have not declared or paid any distributions on our common stock.

         Stockholders are entitled to receive dividends of cash or property if and when a dividend is declared by our directors. Dividends will be made to investors in proportion to the number of common stock investors own as compared to all of our common stock that are then issued and outstanding. Our directors have the sole authority to authorize dividends based on available cash (after payment of expenses and resources).

         We do not expect to generate revenues until the proposed Plant is operational. We expect that will occur approximately 12 to 16 months after construction commences. After operation of the proposed Plant begins, and if we become profitable and have sufficient funds for current and anticipated operating needs (including funds held in debt reserves), we may begin paying dividends of a portion of our available net cash flows and profits to our stockholders in proportion to the common stock held and in accordance with our Bylaws, unless we decide to use the available net cash to increase the size of the Plant or to build a second Plant at another location. By net cash flow, we mean our gross cash proceeds received, less any portion, as reasonably determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, taxes, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash dividends at times and in amounts that will permit stockholders to benefit from the profitable operations of the Plant, but that will not place any undue financial burdens on our operations. However, we might not ever be able to pay any cash dividends. Any such dividends are totally discretionary with the board and may not, for various reasons, occur. As a result, you may never make any profit on your investment. The board may elect to retain future profits to provide operational financing for the Plant, further debt retirement, possible Plant expansion or to build additional plant(s).

         We do not know the amount of cash that we will generate once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed Plant is operating fully. Cash dividends are not assured, and we may never be in a position to pay dividends. Whether we will be able to generate sufficient cash flow from our business to pay dividends to members will depend upon numerous factors, including:

         (i) Successful and timely completion of construction since we will not generate any revenue until our Plant is constructed and operational;
         (ii) Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for dividends;
         (iii) Our ability to operate our Plant at full capacity which directly impacts our revenues;
         (iv) Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and,
         (v) State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for dividends.

Warrants

         The Warrants are exercisable for shares of common stock at an exercise price of $30 per share. The Warrants expire on December 31, 2007 (the "Warrant Term"). In the case of the minimum offering, warrants exercisable for approximately 797,500 shares of common stock would be outstanding and, in the case of the maximum offering, warrants exercisable for 950,000 shares of common stock would be outstanding. The Warrants are exercised by surrendering to the Company a Warrant certificate evidencing the Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to the Company the exercise price per share in cash or check payable to the Company. Stock certificates with respect to shares purchased through the exercise of Warrants will be issued as soon thereafter as practicable.

         Fractional shares will not be issued upon the exercise of Warrants, and no payment will be made with respect to any fractional share of common stock to which any warrant holder might otherwise be entitled upon exercise of Warrants. No adjustments as to previously declared or paid cash dividends, if any, will be made upon any exercise of Warrants.

         The Warrants do not confer voting, dividend, liquidation, or preemptive rights, or any other rights of stockholders of the Company. The exercise price of the Warrants may be adjusted downward at any time in the sole discretion of the Board. The Board has not established any criteria under which is may adjust the exercise price of the Warrants downward. Such criteria may be determined by the Board from time to time in its discretion. The Board has no intention of adjusting the exercise price of the warrants downward unless it makes a uniform adjustment to all outstanding warrants, even though under principals of contract law the Company may have the ability to make non-uniform adjustments to the exercise price.

Transfer Agent and Registrar

         Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119, is our stock transfer agent.

                              PLAN OF DISTRIBUTION

         Before purchasing any securities, an investor must execute a Subscription Agreement and a promissory note, if applicable, due upon closing. The Subscription Agreement will contain, among other provisions, an acknowledgement that the investor received a prospectus. All subscriptions are subject to approval by our directors and we reserve the right to reject any Subscription Agreement. An investor must purchase a minimum of one thousand (1,000) shares of common stock and blocks of 500 shares thereafter.

The Offer

         We are hereby offering, on a best efforts basis, a maximum of 3,800,000 common shares and a minimum of 3,190,000 shares of common stock at an offering price of $10.00 per share. Each share includes a Warrant to purchase an additional 1/4 of a share of the Company's Common Stock at a purchase price of $30.00 per share. The Warrants will be exercisable at any time after this offering has been closed. The shares will be sold by our officers and directors, who are listed under the heading "Management--Directors, Executive Officers, Promoters and Control Persons." We will not pay commissions to our officers or directors for these sales. They will be selling securities under the safe harbor provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Our officers and directors participating in the sale of our securities may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act of 1933. Broker/Dealers may also participate in this offering. We may pay a commission of up to 7% for shares sold in this offering by Broker/Dealers. We intend to register via coordination, all, or portions of the securities being offered herewith in the States of Iowa, Missouri, California, Colorado and Nevada. We intend to use the proceeds of this offering to construct an ethanol plant and to operate the plant as a going concern. We require a minimum purchase of 1,000 shares (minimum investment of $10,000) and blocks of five hundred (500) additional shares thereafter.

Method of Subscription

         Each person desiring to purchase 1,000 or more shares of common stock and thereby become a stockholder of the Company must execute and deliver to us the Subscription Agreement delivered together with this prospectus. Such documents must be submitted together with a check payable to The Security National Bank, Escrow for "GPRE, Inc." for the total amount. Subscriptions may not be revoked by the subscriber. We also reserve the right to accept or reject, in whole or in part, any subscription for any reason. As a result, if the offering was oversubscribed or the board otherwise chose to do so, it could reject all or part of your subscription funds. For example, if an investor subscribed for $100,000 in securities and all closing contingencies were satisfied, we could accept the subscription in full, reject the entire subscription or accept any part of the subscription funds and return the balance to the investor. Rejection or the partial acceptance of a subscription is most likely to occur in the event the offering is over-subscribed.

         Proceeds from subscriptions for the common stock will be deposited in an interest-bearing escrow account that we have established with The Security National Bank, as Escrow Agent under a written escrow agreement. Subscription funds will not be accepted until and unless the securities may legally be sold to the subscriber in the subscriber's home state. After applicable state regulatory approvals have been obtained with respect to a given state, subscription funds will be accepted or rejected on or before the final closing date of the offering. If a subscription is rejected in whole or in part, after rejection by the Company the subscription funds will promptly be returned to the subscriber without interest thereon. In the event the closing conditions are not satisfied during the offering period, then at the end of the offering period all subscription funds will promptly be returned to subscribers without interest thereon. All subscription funds that are returned to a subscriber shall be sent to the subscriber directly by The Security National Bank.

         Officers, directors and other Company affiliates may purchase securities in this offering. Investors should not assume that the $29,667,000 minimum will be sold only to unaffiliated third party investors who are exercising independent judgment. Investment by officers, directors or other affiliates of the Company will be counted in determining whether the minimum offering of $29,667,000 has been sold. There is no limit on the amount of securities that officers, directors and other Company affiliates may acquire in the offering. Any securities acquired by officers or directors in the offering would be for investment purposes and not for resale.

Subscription Period

         The proceeds of the offering will be placed and held in an escrow account at The Security National Bank, 601 Pierce Street, Sioux City, Iowa 51101 until at least $29,667,000 in subscriptions, after deduction of selling commissions, are accepted by us from the sale of securities in this offering and The Security National Bank has received written confirmation from us that we have obtained a written letter of commitment from one or more lending institutions to provide us with sufficient construction and start-up financing to carry out our business plan. If we do not receive both the letter of commitment and the minimum proceeds on or before November 29, 2005, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 60 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.

Delivery of Certificates

         If we satisfy all offering conditions, upon closing of the offering, we will issue certificates for the common stock and warrants subscribed for in this offering. Unless otherwise specifically provided in the Subscription Agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants, with full rights of survivorship.

Suitability of Investors

         Investing in the securities offered hereby involves a high degree of risk. Accordingly, the purchase of securities is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the securities. Given the substantial risks of this investment, we will require anyone purchasing securities in this offering, except in the State of California, to have a minimum, gross, annual income of $45,000 and a minimum, net worth of $45,000, or, in the alternative, a minimum, net worth of $150,000. In calculating net worth an investor should not include equity in the investor's home, auto, and furnishings. Investors intending to purchase securities as joint tenants may combine their annual salaries and net worth. If such investor's combined annual salaries equal at least $45,000 and their combined net worth equals at least $45,000, or, in the alternative, their combined net worth equals at least $150,000, they will meet our suitability requirements. Residents of California that wish to purchase securities in this offering must have a minimum, gross income of $65,000 and a minimum, net worth of $250,000, exclusive of any equity they may have in their home, auto, and furnishings, or in the alternative, a minimum, net worth of $500,000.

         Upon acceptance of a subscription by the directors, the funds accompanying the request will be deposited in an escrow account and credited to the investor's account in accordance with the terms of this prospectus.

         Investors that may be deemed the beneficial owners of 5% or more, and 10% or more of our issued and outstanding common stock may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act of 1934. A beneficial owner of 5% or more of our outstanding common stock should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Escrow Procedures

         Proceeds from subscriptions for the securities will be deposited in an interest-bearing escrow account that we have established with The Security National Bank, as Escrow Agent under a written escrow agreement. We will not close on the offering until the specific conditions to closing the offering are satisfied. The closing of the offering is subject to certain conditions and we will return your investment promptly and without interest under the following scenarios:

         o If at least $29,667,000 in subscriptions, after deduction of selling commissions, are not accepted by us from the sale of securities in this offering on or before November 29, 2005; or

         o If The Security National Bank has not received written confirmation from us on or before November 29, 2005, indicating that we have obtained a written letter of commitment from one or more lending institutions to provide us with sufficient construction and start-up financing to carry out our business plan.

         If we close on the offering, we will deliver certificate representing ownership of the common stock within 30 days of closing. Funds in the escrow account cannot be accessed until we have met the minimum requirements of the offering and have obtained a letter, or letters, of commitment for the financing of the Plant. We will invest the escrow funds in short-term certificates of deposit issued by a bank, money market funds, or other financial vehicles including those available through the escrow agent. If the offering does not close during the allotted time period for any reason, then subscription funds shall promptly be returned to investors, without interest.

                                LEGAL PROCEEDINGS

         We are not party to any legal proceedings.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Blackburn & Stoll, LC, Salt Lake City, Utah.

   LIMITATIONS OF DIRECTORS' AND SHARE HOLDERS' LIABILITY AND INDEMNIFICATION

         Our Bylaws provides that none of our directors or stockholders will be liable to us for any breach of their duty of care. This could prevent us and our stockholders from bringing an action against any director for monetary damages arising out of a breach of that director's duty of care or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a directors' duty of loyalty for acts or omissions not taken in good faith, that involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit.

         Under Iowa law, no officer, director or stockholder will be liable for any of our debts, obligations or liabilities merely because he or she is an officer, director, or stockholder. In addition, Iowa law and our Bylaws contain an extensive indemnification provision which requires us to indemnify any officer or director who was or is a party, or who is threatened to be made a party to any current or potential legal action because he or she is our director, officer, employee or agent. We must also indemnify these individuals if they were serving another entity at our request. We must also indemnify against expenses, including attorneys' fees, judgments, fines and any amounts paid in any settlement that was actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act or state securities laws. Our indemnification obligations may include criminal or other proceedings.

                                     EXPERTS

         The financial statements as of November 30, 2004 included in this prospectus and registration statement have been audited by L. L. Bradford & Company, LLC, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         None.


                              AVAILABLE INFORMATION

         We have filed a Registration Statement on Form S-1under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Green Plains Renewable Energy, Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. This information is also available from the Commission's Internet website, http://www.sec.gov.

                              FINANCIAL STATEMENTS

                       GREEN PLAINS RENEWALBE ENERGY, INC.

                                TABLE OF CONTENTS


                                                                   PAGE NO.

Report of Independent Registered Public Accountants                   F-1

Financial statements

     Balance sheet                                                    F-2

     Statement of operations                                          F-3

     Statement of stockholders' equity                                F-4

     Statement of cash flows                                          F-5

     Notes to financial statements                                    F-6

               REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
Green Plains Renewable Energy, Inc.
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Green Plains Renewable Energy, Inc. (A Development Stage Company) as of November 30, 2004, and the related statements of operations, stockholders' equity, and cash flows for the period from June 29, 2004 (Inception) through November 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Plains Renewable Energy, Inc. as of November 30, 2004, and the results of its activities and cash flows for the period from June 29, 2004 (Inception) through November 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 5, the accompanying financial statements have been restated for stock-based compensation and a reclassification of a deposit in the statement of cash flows.

/s/ L. L. Bradford & Company, LLC

L. L. Bradford & Company, LLC
December 3, 2004
(except as to the effects of the restatements as described in Note 5, as to which the date is January 31, 2005) Las Vegas, Nevada

                                GREEN PLAINS RENEWABLE ENERGY, INC.
                                   (A DEVELOPMENT STAGE COMPANY)
                                           BALANCE SHEET
                                         NOVEMBER 30, 2004
                                              RESTATED


                                               ASSETS
Current assets
    Cash                                                            $       626,093
    Deposits related to option agreements                                     3,000
                                                                   -----------------
      Total current assets                                                  629,093
                                                                   -----------------

    Total assets                                                    $       629,093
                                                                   =================

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accrued liabilities                                             $         5,800
                                                                   -----------------
      Total current liabilities                                               5,800
                                                                   -----------------

Total liabilities                                                             5,800

Commitments and contingencies                                                     -

Stockholders' equity
    Common stock; $.001 par value, 25,000,000 shares authorized,
      765,000 shares issued and shares outstanding                              765
    Additional paid-in capital                                              672,523
    Accumulated deficit                                                     (49,995)
                                                                   -----------------
      Total stockholders' equity                                            623,293
                                                                   -----------------

Total liabilities and stockholders' equity                          $       629,093
                                                                   =================

                 See Accompanying Notes to Financial Statements

                                      F-2

                       GREEN PLAINS RENEWABLE ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM JUNE 29, 2004 (INCEPTION) THROUGH NOVEMBER 30, 2004
                                    RESTATED

Revenues                                                             $             -

Operating expenses                                                            50,305
                                                                    -----------------

Loss from operations                                                         (50,305)

Other income
    Interest income                                                              310
                                                                    -----------------
Loss before provision for income taxes                                       (49,995)

Provision for income taxes                                                         -
                                                                    -----------------

Net loss                                                             $       (49,995)
                                                                    =================

Loss per common share - basic and diluted                            $         (0.08)
                                                                    =================

Weighted average common shares outstanding -
    Basic and diluted                                                        622,535
                                                                    =================

                    See Accompanying Notes to Financial Statements

                                       F-3

                                       GREEN PLAINS RENEWABLE ENERGY, INC.
                                        STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE PERIOD FROM JUNE 29, 2004 (INCEPTION) THROUGH NOVEMBER 30, 2004
                                                     RESTATED



                                                   Common Stock           Additional                     Total
                                            ---------------------------    Paid-in      Accumulated   Stockholders'
                                               Shares         Amount       Capital        Deficit        Equity
                                            -------------  ------------  ------------  ------------- -------------
Balance at June 29, 2004 (Inception)                   -    $        -    $        -     $        -    $        -

Issuance of common stock to the founders
  of the Company for cash                        400,000           400        99,600              -       100,000

Issuance of common stock for services            150,000           150        37,500              -        37,500

Issuance of common stock to directors of
  the Company for cash                            73,000            73       182,427              -       182,500

Issuance of common stock for cash, net
  of offering costs of $1,712                    142,000           142       353,146              -       353,288

Net loss                                               -             -             -        (49,995)      (49,995)
                                            -------------  ------------  ------------   ------------  ------------

Balance at November 30, 2004                     765,000    $      765    $  672,523     $  (49,995)   $  623,293
                                            =============  ============  ============   ============  ============


                                    See Accompanying Notes to Financial Statements

                                                       F-4

                       GREEN PLAINS RENEWABLE ENERGY, INC.
                             STATEMENT OF CASH FLOWS
         FOR THE PERIOD FROM JUNE 29, 2004 (INCEPTION) THROUGH NOVEMBER 30, 2004
                                     RESTATED


Cash flows from operating activities:
    Net loss                                                               $       (49,995)
    Adjustments to reconcile net loss to
     net cash used by operating activities:
    Stock based compensation                                                        37,500
    Changes in operating assets and liabilities:
      Change in accrued liabilities                                                  5,800
                                                                          -----------------
        Net cash used by operating activities                                       (6,695)

Cash flows from investing activities:
    Deposits related to option agreements                                           (3,000)
                                                                          -----------------
        Net cash provided by investing activities                                   (3,000)

Cash flows from financing activities:
    Proceeds from issuance of stock                                                635,788
                                                                          -----------------

        Net cash provided by financing activities                                  635,788

Net increase in cash                                                               626,093

Cash, at beginning of period                                                             -
                                                                          -----------------

Cash, at end of period                                                     $       626,093
                                                                          =================

Supplemental disclosures of cash flow:
    Cash paid for income taxes                                             $             -
                                                                          =================
    Cash paid for interest                                                 $             -
                                                                          =================


                       See Accompanying Notes to Financial Statements

                                       F-5

                       GREEN PLAINS RENEWABLE ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS, HISTORY, AND SUMMARY OF SIGNIFICANT POLICIES

     Description of business - Green Plains Renewable Energy, Inc. (hereinafter referred to as the "Company") is a development stage company incorporated on June 29, 2004 under the laws of the state of Iowa. Green Plains Renewable Energy, Inc. was organized to construct and operate a 50 million gallon, dry mill, fuel grade ethanol plant ("Plant").

     Definition of fiscal year - The Company's fiscal year end is November 30.

     Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents - The Company considers all unrestricted highly liquid investments with an initial maturity of three months or less to be cash equivalents. The Company maintains cash balances with several regional financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. As of November 30, 2004, the Company's uninsured cash balances totaled $531,100.

     Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As of November 30, 2004, the Company established a valuation allowance for the entire deferred tax asset of approximately $4,000.

     Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive. For the period from June 29, 2004 (Inception) through November 30, 2004, no shares were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

     Stock-based compensation - The Company applies SFAS No. 123 Accounting for Stock-Based Compensation for all compensation related to stock, options or warrants. SFAS 123 requires the recognition of compensation cost using a fair value based method whereby compensation costs is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.

     The Company granted no warrants or options for compensation for the period ended November 30, 2004.

     New accounting pronouncements - Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an

                       GREEN PLAINS RENEWABLE ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


     interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. It is effective immediately for variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities acquired before February 1, 2003. The impact of adoption of this statement is not expected to be significant.

     SFAS No. 123 (revised 2004), Shared-Based Payment addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised statement generally requires that an entity account for those transactions using fair-value-based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, "Accounting for Stock Issued to Employees", which was permitted under SFAS No. 123, as originally issued. The impact of the adoption of this statement is not expected to be significant.

     SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, amends and clarifies accounting for derivative instruments under SFAS No. 133. It is effective for contracts entered into after June 30, 2003. The impact of adoption of this statement is not expected to be significant.

     SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The impact of adoption of this statement is not expected to be significant.

2.   DEPOSITS RELATED TO OPTION AGREEMENTS

     As of November 30, 2004 deposits related to option agreements totaling $3,000 consists of the following:

         Deposit related to the option agreement to purchase
           approximately 22.0 acres of farm real estate located in
           Fremont county, Iowa                                       $   1,000

         Deposit related to the option agreement to purchase
           approximately 66.6 acres of farm real estate located in
           Fremont county, Iowa                                           2,000
                                                                      ---------
                                                                      $   3,000
                                                                      =========

3.   STOCKHOLDERS' EQUITY

     During July 2004, the Company issued 400,000 and 150,000 shares of common stock to the founders of the Company for cash and services, respectively. The shares were issued in consideration of cash and services totaling $100,000 and $37,500, respectively.

     During August, October and November 2004, the Company issued 73,000 shares of common stock to directors for cash totaling $182,500.

     During August, September, October and November 2004, the Company issued 142,000 shares of common stock to various non-related individuals and entities for cash totaling $355,000.

                       GREEN PLAINS RENEWABLE ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


4.   COMMITMENTS AND CONTINGENCIES

     The Company entered into an agreement with U.S. Energy Services, Inc. for consulting and energy management services. These services will be provided prior to and during the construction of the Plant ("Construction Period"), and after the Construction Period when the Plant has been placed in service ("Completion Date"). The Completion Date shall be determined when the Plant begins producing ethanol. U.S. Energy's fee for services shall be $2,900 per month. The Company may defer payment on the invoiced amounts until documents for closing and funding the loans necessary for the plant have been secured. In the event that plant financing is not secured, this agreement shall become null and void and both parties will be relieved of professional and/or financial obligations due the other party. For the period from June 29, 2004 (Inception) through November 30, 2004, total fees related to these services were $5,800, and were recorded as accrued liabilities on the balance sheet.

5.   RESTATEMENT

     The Company has restated its previously reported balance sheet as of November 30, 2004 and related statements of operations, stockholders' equity and cash flows for the period from June 29, 2004 (Inception) through November 30, 2004. This restatement reflects a correction in the Company's recognition of stock-based compensation expense and a reclassification of operating and investing activities on the statement of cash flows for deposits of the Company.

     The Company originally recognized the issuance of 350,000 shares of common stock to a founder in exchange for $50,000 during July 2004. On the same date, 200,000 shares of the Company's common stock was issued to another founder also in exchange for $50,000.

     The Company subsequently determined the fair value of 200,000 shares of common stock to be $50,000 or $0.25 per share. The issuance of the additional 150,000 shares of the Company's common stock was issued in exchange for $37,500 of consulting services provided by founder receiving the shares. As a result of the restatement, the Company recognized stock-based compensation totaling $37,500.

                       GREEN PLAINS RENEWABLE ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


5.   RESTATEMENT (CONTINUED)

     The following table summarizes the changes to the balance sheet and statement of operations related to the recognition of the stock-based compensation:

     Green Plains Renewable Energy, Inc.
     (A DEVELOPMENT STAGE COMPANY)
     BALANCE SHEET
     November 30, 2004
                                                                         November 30,       November 30,
                                                                             2004               2004
                                                                        --------------     --------------
                                                                         As reported          Restated
     ASSETS
     Current assets
     Cash                                                               $      626,093     $      626,093
     Deposits related to option agreements                                       3,000              3,000
                                                                        --------------     --------------
     Total current assets                                                      629,093            629,093
                                                                        --------------     --------------

     Total assets                                                       $      629,093     $      629,093
                                                                        ==============     ==============


     LIABILITIES AND STOCKHOLDERS' EQUITY

     Current liabilities
     Accrued liabilities                                                $        5,800     $        5,800
     Total current liabilities                                                   5,800              5,800
                                                                        --------------     --------------
     Total liabilities                                                           5,800              5,800

     Commitments and contingencies                                                   -                  -

     Stockholders' equity
     Common stock; $.001 par value, 25,000,000 shares authorized,
      765,000 shares issued and shares outstanding                                 765                765
     Additional paid-in capital                                                635,023            672,523
     Accumulated deficit                                                       (12,495)           (49,995)
                                                                        --------------     --------------
     Total stockholders' equity                                                623,293            623,293
                                                                        --------------     --------------

     Total liabilities and stockholders' equity                         $      629,093     $      629,093
                                                                        ==============     ==============

                                      F-9

                       GREEN PLAINS RENEWABLE ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


                                          Green Plains Renewable Energy, Inc.
                                             (A DEVELOPMENT STAGE COMPANY)
                                                STATEMENT OF OPERATIONS
                        FOR THE PERIOD FROM JUNE 29, 2004 (INCEPTION) THROUGH NOVEMBER 30, 2004

                                                                         As reported          Restated
                                                                        --------------     --------------
     Revenues                                                           $            -     $            -

     Operating expenses                                                         12,805             50,305
                                                                        --------------     --------------
     Loss from operations                                                      (12,805)           (50,305)

     Other income
     Interest income                                                               310                310
                                                                        --------------     --------------
     Loss before provision for income taxes                                    (12,495)           (49,995)

     Provision for income taxes                                                      -                  -
                                                                        --------------     --------------

     Net loss                                                           $      (12,495)    $      (49,995)
                                                                        ==============     ==============

     Loss per common share - basic and diluted                          $        (0.02)    $        (0.08)
                                                                        ==============     ==============

     Weighted average common shares outstanding -
     Basic and diluted                                                         622,535            622,535
                                                                        ==============     ==============

     The Company also reclassified the type of cash flow activity for the cash used for the deposits held by the Company totaling $3,000. The Company originally classified this activity as operating. The deposit is related to an option agreement, as discussed in Note 2, and is an investing activity on the statement of cash flows. This restatement decreased the cash used by operating activities from $9,695 to $6,695 and increased the cash used by investing activities from $0 to $3,000.

         Until 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                ----------------


                                TABLE OF CONTENTS

Prospectus Summary..........................................................1
Risk Factors................................................................4
Forward-Looking Statements.................................................19
Estimated Use Of Proceeds..................................................19
Source Of The Funds........................................................20
Determination Of Offering Price............................................21
Market Price Of And Dividends On Common Equity And Related
  Stockholder Matters......................................................23
Dilution...................................................................25
Selected Financial Data....................................................26
Management's Discussion And Analysis Of Financial Condition And
  Results Of Operations....................................................27
Business...................................................................31
Property...................................................................54
Management.................................................................54
Executive Compensation.....................................................57
Certain Relationships And Related Party Transactions.......................57
Security Ownership Of Certain Beneficial Owners And Management.............58
Description Of Securities..................................................59
Plan Of Distribution.......................................................61
Legal Proceedings..........................................................64
Legal Matters..............................................................64
Limitations Of Directors' And Share Holders' Liability
  And Indemnification......................................................64
Experts....................................................................64
Changes In And Disagreements With Accountants On Accounting And
  Financial Disclosure.....................................................64
Available Information......................................................65
Financial Statements......................................................F-1


                       Green Plains Renewable Energy, Inc.

                        3,800,000 Shares of Common Stock
             Warrants Exercisable for 950,000 Shares of Common Stock

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance And Distribution

         The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this Registration Statement:

                                                                ------------------------------------------
                                                                 Assuming Minimum       Assuming Maximum
                                                                     Offering               Offering
                                                                ==========================================
      Securities and Exchange Commission registration fee......       $ 8,426               $ 8,426
      Blue Sky fees and expenses...............................        15,000                15,000
      Printing and shipping expenses...........................         9,000                10,000
      Legal fees and expenses..................................        30,000                30,000
      Accounting fees and expenses.............................        15,000                15,000
      Issuance and distribution expenses (assuming minimum              9,000                10,000
            offering)..........................................
      Miscellaneous fees.......................................         5,000                 5,000
                                                                ------------------------------------------
      Total                                                           $91,426               $93,426
                                                                ==========================================
     ---------------

All expenses are estimated except the Commission filing fee.

Item 14. Indemnification of Directors and Officers

         The Iowa Business Corporation Act permits us to indemnify our directors, officers, employees and agents, subject to limitations imposed by the Iowa Business Corporation Act. Our Bylaws require us to indemnify directors and officers to the full extent permitted by the Iowa Business Corporation Act.

         Under Iowa law, a corporation may indemnify its directors and officers where: (i) the individual acted in good faith; (ii) the individual reasonably believed that (a) in the case of conduct in the individual's official capacity, that the individual's conduct was in the best interests of the corporation or
(b) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful, or the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

Item 15. Recent Sales of Unregistered Securities

         In July, 2004, we sold 550,000 shares of common stock to Barry Ellsworth and Dan Christensen, our founders and initial directors and accredited investors, in a private offering in consideration for $100,000. Mr. Ellsworth was issued 350,000 shares for the sum of $50,000 and Mr. Christensen was issued 200,000 for the sum of $50,000. Messrs. Ellsworth and Christensen were serving as directors of the Company at the time the securities were issued. The sale of the these securities was exempt from registration pursuant to Rule 506 of Regulation D and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. We did not use an underwriter or pay any commissions in connection with these transactions.

         During the months of July through November, 2004, we sold an aggregate of 215,000 shares of common stock to 29 accredited investors in a private offering in consideration for an aggregate of $537,500. These investors also represented in writing that they were accredited investors that they were sophisticated and experienced in making investments of this type. The Company provided investors with a private placement memorandum and filed a Form D with the Commission in connection with the offering. The sale of the these securities was exempt from registration pursuant to Rule 506 of Regulation D and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. We did not use an underwriter or pay any commissions in connection with these transactions

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
-----------                             ----------------------

3(i).1 Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3(i).1 of the Company's Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)

3(ii).1 Bylaws of the Company (Incorporated by reference to Exhibit 3(ii).1 of the Company's Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)


4.1               Form of Warrant Certificate


5.1               Opinion of Blackburn & Stoll, LC (Incorporated by reference to
                  Exhibit 5.1 of the Company's Registration Statement on Form S-1/A filed February 4, 2005, File No. 333-121321)

10.1 Option Agreement on Hilger West Property, by and between the Company and Alberta A. Bryon, dated November 12, 2005 (Incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)

10.2 Option Agreement on Hilger East Property, by and between the Company and Alberta A. Bryon, dated October 20, 2005 (Incorporated by reference to Exhibit 10.2 of the Company's Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)

10.3 Letter of Intent relating to the purchase of real property from Shenandoah Chamber & Industry Association, dated November 12, 2004 (Incorporated by reference to Exhibit 10.3 of the Company's Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)

10.4 Letter of Intent by and between Fagen, Inc. and Green Plains Renewable Energy, Inc. dated November 4, 2004 (Incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)

10.5 Letter Agreement by and between the Company and U.S. Energy, Inc., dated October 5, 2004 (Incorporated by reference to
                  Exhibit 10.5 of the Company's Registration Statement on Form S-1 filed December 16, 2004, File No. 333-121321)

10.6 Agreement to Extend Expiration Date by and between the Company and Alberta A. Bryon, dated October 20, 2005 (Incorporated by reference to Exhibit 10.6 of the Company's Registration Statement on Form S-1/A filed February 4, 2005, File No. 333-121321)

10.7 Letter of Intent by and between the Company and the City of Shenandoah, dated December 16, 2004 (Incorporated by reference to Exhibit 10.7 of the Company's Registration Statement on Form S-1/A filed February 4, 2005, File No. 333-121321)

10.8 Martin D. Ruikka, dba PRX Geographic(TM) Quotation, dated May 3, 2004 (Incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-1/A filed February 4, 2005, File No. 333-121321)

10.9 Martin D. Ruikka, dba PRX Geographic(TM) Invoice, dated January 1, 2005 (Incorporated by reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1/A filed February 4, 2005, File No. 333-121321)

EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
-----------                             ----------------------

23.1              Consent of L.L. Bradford & Company, LLC

23.2 Consent of Blackburn & Stoll, LC (included in Exhibit 5.1 hereto)

24.1              Powers of Attorney (included in Part II of this Registration
                  Statement)

99.1              Subscription Agreement (Incorporated by reference to Exhibit
                  99.1 of the Company's Registration Statement on Form S-1/A filed February 28, 2005, File No. 333-121321)

99.2 Escrow Agreement (Incorporated by reference to Exhibit 99.2 of the Company's Registration Statement on Form S-1/A filed February 4, 2005, File No. 333-121321)
         ---------------

Item 17. Undertakings

         The registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 4, 2005.


                                           GREEN PLAINS RENEWABLE ENERGY, INC.
                                           (Registrant)


                                           By /s/ Barry A. Ellsworth
                                              ---------------------------------
                                              Barry A. Ellsworth,
                                              President and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                         Title                          Date
     ---------                         -----                          ----

 *                          President and Chairman (acts as    March 4, 2005
------------------------    Principal Executive Officer and
Barry A. Ellsworth          Principal Financial Officer)


 *                          Secretary, Treasurer and Director  March 4, 2005
------------------------    (acts as Principal Financial
Dan Christensen             Officer)


 *                          Director and Vice President        March 4, 2005
------------------------
Gary Thien

 *                          Director                           March 4, 2005
------------------------
David A. Hart

 *                          Director                           March 4, 2005
------------------------
Steve Nicholson

 *                          Director                           March 4, 2005
------------------------
Robert D. Vavra

 *                          Director                           March 4, 2005
------------------------
Brent Lorimor

 *                          Director                           March 4, 2005
------------------------
Hersch Patton

 * By /s/ Barry Ellsworth
-------------------------
    Attorney-In-Fact